------------------------------------------



			SALE AND PURCHASE AGREEMENT


		-------------------------------------------


			      regarding the
 			  Sale and Purchase of

		    Shares in BERU Aktiengesellschaft




                                                     Sale and Purchase Agreement
                                                                            2|32



                          SALE AND PURCHASE AGREEMENT

                                 by and between

1.   CEP BE 00 BETEILIGUNGS GMBH,
     a limited liability company with its registered seat at Promenadeplatz 8, 80333 Munchen, and registered with the commercial register of the local court of Munich under HRB 145898, represented by Dr. Norbert Rieger on the basis of a power of attorney dated October 28, 2004 issued by the managing directors Heinrich N. Rutt and Gregor Bohm, a copy of which is attached hereto;

                                                                  - "SELLER C" -

2.   FRAU INGELORE RUPRECHT
     Friedrichstrasse 46, 71638 Ludwigsburg, represented by Dr. Norbert Rieger on the basis of a sub-power of attorney dated October 30, 2004 issued by Dr. Gotz Grub on the basis of a certified power of attorney dated
     October 29, 2004, copies of which are attached hereto;

                                                                  - "SELLER R" -

3.   WOLFRAM BIRKEL,
     Klosterfeldstrasse 14, 21614 Buxtehude, represented by Dr. Jorgen Tielmann on the basis of a power of attorney dated October 30, 2004, a copy of which is attached hereto;
                                                                  - "SELLER 3" -

4.   ELSA BIRKEL,
     Hohe Berge 19, 21614 Buxtehude, represented by Dr. Jorgen Tielmann on the basis of a delegated power of attorney dated October 30, 2004 issued by Seller 3 on the basis of a notarial general power of attorney dated August 13, 2001, copies of which are attached hereto;

                                                                  - "SELLER 4" -

5.   ANNEGRET BIRKEL,
     Klosterfeldstrasse 14, 21614 Buxtehude, represented by Dr. Jorgen Tielmann on the basis of a delegated power of attorney dated October 30, 2004 issued by Seller 3 on the basis of a certified power of attorney dated October 25, 2004, copies of which are attached hereto;

                                                                  - "SELLER 5" -

                                                     Sale and Purchase Agreement
                                                                            3|32

6.   CHRISTOPH BIRKEL,
     Klosterfeldstrasse 14, 21614 Buxtehude, represented by Dr. Jorgen Tielmann on the basis of delegated power of attorney dated October 30, 2004 issued by Seller 3 on the basis of power of attorney dated October 24, 2004, copies of which are attached hereto;
                                                                  - "SELLER 6" -

7.   CATHARINA BIRKEL,
     Klosterfeldstrasse 14, 21614 Buxtehude, represented by Dr. Jorgen Tielmann on the basis of a delegated power of attorney dated October 30, 2004 issued by Seller 3 on the basis of power of attorney dated October 22, 2004, copies of which are attached hereto;

                                                                  - "SELLER 7" -

8. KLOSTERFELD BETEILIGUNGEN GMBH + CO. KG, a limited partnership with its seat at Klosterfeldstrasse 14, D-21614 Buxtehude, and registered with the commercial register of the local court of Buxtehude under HRA 3118, represented by its general partner Verwaltungsgesellschaft Klosterfeld Klosterfeld Beteiligungen mbH with its seat in Buxtehude, a limited liability company registered with the commercial register of the local court of Buxtehude under HRB 3652, which is itself represented by Dr. Jorgen Tielmann on the basis of power of attorney dated October 30, 2004 issued by its managing director Mr. Wolfram Birkel; a company of which is attached hereto;

                                                                  - "SELLER 8" -

9.   MEIER-BIRKEL GMBH & CO. KG,
     a limited partnership with its seat at Mittlerer Pfad 15, D-70499 Stuttgart, and registered with the commercial register of the local court of Stuttgart under HRA 13096, represented by its general partner Meier-Birkel Verwaltungs-Gmbh, a limited liability company registered with the commercial register of the local court of Stuttgart under HRB 18360, which is itself represented by Dr. Jorgen Tielmann on the basis of a delegated power of attorney dated October 30, 2004 issued by Seller 3 on the basis of a power of attorney dated October 25, 2004 issued by its managing director Dr. Diether Laudan, copies of which are attached hereto;

                                                                  - "SELLER 9" -

     - Seller 3 to Seller 9 collectively the "FAMILY SELLERS" and individually a
                                                               "FAMILY SELLER" -

     - Seller C, Seller R and the Family Seller collectively: the "SELLERS" and individually: a "SELLER" -

                                                     Sale and Purchase Agreement
                                                                            4|32

                                      and

10. BORGWARNER GERMANY GMBH, a company with limited liability with its registered seat at Im Fuchsloch 16, 69123 Heidelberg, and registered with the commercial register of the local court of Heidelberg under HRB 5929, represented by Anthony D. Hensel on the basis of a power of attorney dated October 21, 2004, issued by the managing director Christof Geiger, a copy of which is attached hereto;

                                                                     - "BUYER" -

             - Sellers and Buyer each a "PARTY" and collectively the "PARTIES" -

                                                     Sale and Purchase Agreement
                                                                            5/32



                               TABLE OF CONTENTS


INDEX OF DEFINED TERMS.......................................................  6
PREAMBLE.....................................................................  8
1.   CURRENT STATUS..........................................................  8
2.   SIGNING DATE; CLOSING DATE; C CLOSING DATE; SALE AND TRANSFER........... 11
3.   PURCHASE PRICE.......................................................... 13
4.   CLOSING CONDITIONS; CLOSING EVENTS; C CLOSING EVENTS; CLOSING
     CONFIRMATION............................................................ 14
5.   SELLERS' LIABILITY...................................................... 19
6.   BUYER'S GUARANTEES...................................................... 22
7.   REMEDIES................................................................ 23
8.   CONFIDENTIALITY; ANNOUNCEMENTS.......................................... 27
9.   NOTICES................................................................. 28
10.  COSTS................................................................... 29
11.  MISCELLANEOUS........................................................... 30

                                                     Sale and Purchase Agreement
                                                                            6/32

                             INDEX OF DEFINED TERMS

Banking Days                            as defined in Sec. 11.6
BERU Group                              as defined in the Preamble A
Buyer                                   as defined in the recitals
Buyer's Deposit Account                 as defined in Sec. 1.4(a)
C Closing Date                          as defined in Sec. 2.2
C Closing Events                        as defined in Sec. 4.3
C Purchase Price                        as defined in Sec. 3.1
C Shares                                as defined in Sec. 1.3
Change of Control Clause                as defined in Sec. 5.1.4(e)
Closing Conditions                      as defined in Sec. 4.1
Closing Confirmation                    as defined in Sec. 4.4
Closing Date                            as defined in Sec. 2.1.2
Closing Events                          as defined in Sec. 4.2
Company                                 as defined in Sec. 1.1
DreBa Loan                              as defined in Sec. 2.3
DreBa Pledge                            as defined in Sec. 2.3
Excluded Shares                         as defined in Sec. 1.3
Family Purchase Price                   as defined in Sec. 3.1
Family Seller(s)                        as defined in the recitals
Family Shares                           as defined in Sec. 1.3
Global Share Certificates               as defined in Sec. 1.2
Intellectual Property Rights            as defined in Sec. 5.1.4(d)
Independent Auditor                     as defined in Sec. 4.1.3(c)
Knowledge                               as defined in Sec. 7.6.1
Material Adverse Change                 as defined in Sec. 4.1.3
Party/Parties                           as defined in the recitals
Public Offer MAC                        as defined in Sec. 4.1.3(a)
R Purchase Price                        as defined in Sec. 3.1
R Shares                                as defined in Sec. 1.3
Seller(s), Seller C, Seller R,          as defined in the recitals
Seller 3-9
Share Deposit Bank                      as defined in Sec. 1.4
Shareholder Representatives             as defined in Sec. 1.1
Shares                                  as defined in Sec. 1.3
Signing Date                            as defined in Sec. 2.1.1
Tax Proceedings                         as defined in Sec. 7.5
Total Purchase Price                    as defined in Sec. 3.1
Transfer Agreement                      as defined in Sec. 2.5

                                                     Sale and Purchase Agreement
                                                                            7/32



                                List of Exhibits


Exhibit 1.4 (a)                    Confirmation of Share Deposit
                                   Bank (Seller C)

Exhibit 1.4.(b)                    Confirmation of Share Deposit
                                   Bank (Seller R)

Exhibit 1.4 (c)                    Confirmation of Share Deposit
                                   Bank (Family Sellers)

Exhibit 2.5                        Transfer Agreement

Exhibit 4.1.3                      Company's letter confirming
                                   cooperation with auditor

Exhibit 5.1.4 (b)                  Chart of structure of the BERU
                                   Group and the shareholdings

Exhibit 5.1.4 (f)                  List of Environmental Reports

                                                     Sale and Purchase Agreement
                                                                            8/32

                                    PREAMBLE

A. The Sellers are shareholders in BERU Aktiengesellschaft, which is the parent company of a group of companies which are active in the automotive supply industry ("BERU GROUP").

B. The Sellers intend to sell all their shares in BERU Aktiengesellschaft (except for the Excluded Shares as defined in Sec. 1.3).

C.   The Buyer intends to purchase the shares held by Sellers.

NOW, THEREFORE, the Parties agree as follows:

1.   CURRENT STATUS

1.1 The Company. BERU Aktiengesellschaft is a stock corporation existing under German law with its corporate office in Ludwigsburg and registered with the commercial register of the local court of Ludwigsburg under HRB 5087 (the "COMPANY"). The registered capital of the Company amounts to Euro 26,000,000 (in words: Euro twenty-six million) and consists of 10,000,000 (in words: ten million) non par value bearer shares (nennwertlose, auf den Inhaber Iautende Stuckaktien) with a proportionate participation in the registered capital of Euro 2.60 each. The shares of the Company are admitted to the official market of the Frankfurt Stock Exchange and the Stuttgart Stock Exchange and traded in the over-the-counter markets (Freiverkehr) of the Dusseldorf Stock Exchange, the Munich Stock Exchange, the Hamburg Stock Exchange and the Berlin-Bremen Stock Exchange. The current shareholder representatives (Anteilseignervertrater) on the Supervisory Board are Mr. Heinriich Rutt, Mr. Wolfram Birkel, Mr. Gregor Bohm and Dr. Volker Grub (the "SHAREHOLDER REPRESENTATIVES").


1.2 Global Share Certificate. All shares of the Company are issued in two global share certificate (the "GLOBAL SHARE CERTIFICATES") which are owned in fractional co-ownership by all shareholders of the Company, deposited with Clearstream Banking AG.

1.3 The Shares. The shares in the Company held by all Sellers represent a total amount of 6,221,170 shares (in words: Six million two hundred twenty-one thousand one hundred and seventy), equivalent to approximately 62.21% of the registered capital of the Company (collectively the "SHARES"). The Shares are held by the individual Sellers as follows:

                                                     Sale and Purchase Agreement
                                                                            9132

     Seller C                      3,705,875           shares (the "C SHARES")
     Seller R                        511,605           shares (the "R SHARES")
     Seller 3                        999,430           shares
     Seller 4                         80,960           shares
     Seller 5                         17,600           shares
     Seller 6                         58,750           shares
     Seller 7                         58,750           shares
     Seller 8                          3,200           shares
     Seller 9                        785,000           shares

     (the shares held by Seller 3 to Seller 9 add up to 2,003,690 (in words: two million three thousand six hundred ninety) shares and are collectively referred to as the "Family SHARES"). In addition to her portion of the Family Shares, Seller 5 holds additional 81,500 shares in the Company which are not subject to this agreement ("EXCLUDED SHARES").

1.4 The Share Deposit Bank. Sellers have deposited the shares in the following share deposits account with Dresdner Bank AG (the "SHARE DEPOSIT BANK"), Deutsche Bank AG, M.M. Warburg & Co. and Landesbank Banden-Wurttemberg:


         BANK/COMPANY     SWIFT CODE          ACCOUNT NO.         SHARES
         -------          ---------          -----------         ------
Seller C   Dresdner Bank AG   DRES DE FF 800  451/506185400  3,705,875

Seller R   Deutsche Bank AG   DEUT DE SS 604  	 020880109    511,605

Seller 3   MM. Warburg & Co.  WBWC DE HH          0800/321 176 315,300
           MM. Warburg & Co.  WBWC DE HH          0801/321 176   8,710
           MM. Warburg & Co.  WBWC DE HH          0800/325 287 675,420

Seller 4   MM. Warburg & Co.  WBWC DE HH          0800/321 206  80,960

Seller 5   MM. Warburg & Co.  WBWC DE HH          0800/324 922  17,600

Seller 6   MM. Warburg & Co.  WBWC DE HH          0800/325 414  58,000
                              WBWC DE HH          0801/325 414     750

Seller 7   MM. Warburg & Co.  WBWC DE HH          0800/325 449  58,000
           MM. Warburg & Co.  WBWC DE HH          0801/325 449     750

Seller 8   MM. Warburg & Co.  WBWC DE HH          0800/324 981   3,200

Seller 9   Landesbank BaWu    SOLA DE EST         9632 663 658  785,000

                                                     Sale and Purchase Agreement
                                                                           10|32

     In order to safeguard performance under this Agreement, within three weeks after the Signing Date (as defined in Section 2.1.1 below),

     (a) Seller C shall present to Buyer a letter of the Share Deposit Bank substantially in the form of Exhibit 1.4. (a) confirming (i) that the share deposit account of Seller C has been turned into a blocked account (Sperrkonto) to the effect that until the earlier of the date referred to in Section 4.1.5 below and the Closing Date, or the C Closing Date, as the case may be, the C Shares cannot, without the consent of Buyer, be transferred to any party other than Buyer, and
          (ii) that the Share Deposit Bank has been unconditionally and irrevocably instructed to book the C Shares to the following share deposit account of Buyer with the Share Deposit Bank immediately upon receipt of the C Purchase Price and that, except for the restrictions set forth in Sec. 2.3, the Share Deposit Bank will carry out such booking without any right of retention, pledge right or similar right of the Share Deposit Bank being raised:

          Account No.: 931 275 00 (or any other account number notified to the Sellers within two weeks after the Signing Date).

          ("BUYER'S DEPOSIT ACCOUNT")

     (b) Seller R shall present to Buyer a letter of the Share Deposit Bank substantially in the form of Exhibit 1.4.(b) confirming (i) that the share deposit account of Seller R has been turned into a blocked account (Sperrkonto) to the effect that until the earlier of the date referred to in Section 4.1.5 below and the Closing Date the R Shares cannot, without the consent of Buyer, be transferred to any party other than Buyer, and (ii) that the Share Deposit Bank has been unconditionally and irrevocably instructed to book the R Shares to Buyer's Deposit Account immediately upon receipt of the R Purchase Price and that the Share Deposit Bank will carry out such booking without any right of retention, pledge right or similar right of the Share Deposit Bank being raised:

     (c) the Family Shares shall be deposited with the Share Deposit Bank on one and the same share deposit account and the Family Sellers shall present a letter of the Share Deposit Bank substantially in the form of Exhibit 1.4.(c) confirming (i) that the share deposit account of the Family Sellers has been turned into a blocked account (Sperrkonto) to the effect that until the earlier of the date referred to in
          Section 4.1.5 below and the Closing Date the Family Shares cannot, without the consent of Buyer, be transferred to any party other than Buyer, and (ii) that the Share Deposit Bank has been unconditionally and irrevocably instructed to book the Family Shares to Buyer's Deposit Account immediately upon receipt of the Family Purchase Price and that it will carry out

                                                     Sale and Purchase Agreement
                                                                           11/32

          such booking without any right of retention, pledge right or similar right of the Share Deposit Bank being raised.

2.   SIGNING DATE; CLOSING DATE; C CLOSING DATE; SALE AND TRANSFER

2.1 Signing Date, Closing Date. Signing Date and Closing Date shall each have the following meaning within this Agreement:

     2.1.1 "SIGNING DATE" shall mean the day on which this Agreement is executed by all Parties.

     2.1.2 "CLOSING DATE" shall be the third Banking Day after all Closing Conditions (as defined in Sec. 4.1 below) have been fulfilled or waived, or any other date the Parties shall mutually agree, in any event, however, not earlier than January 04, 2005.

2.2 C Closing Date. Seller C shall have the right to determine, by notification to Buyer pursuant to Sec. 9 below, a Closing Date for the C Shares after all Closing Conditions have been fulfilled, but before January 01, 2005 (the "C CLOSING DATE"). In no event shall the C Closing Date be earlier than December 27, 2004.

2.3 Buyer's Protection. In the event that the C Shares will be transferred to Buyer on the C Closing Date but the R Shares and the Family Shares will not be transferred to Buyer on the Closing Date, Buyer shall have the right to request repayment of the C Purchase Price to the Buyer against simultaneous (zum um Zug gegen) re-transfer of the C Shares to Seller C. The aforementioned right can only be exercised by Buyer within a time period of two weeks after the Closing Date. As security for re-payment of the C Purchase Price to Buyer under this Sec. 2.3, before the C Closing Date, Seller C shall have pledged Seller C's bank account to which payment is made to Buyer. As a security for Dresdner Bank AG for the repayment of the loan owed by Seller C to Dresdner Bank AG and IKB Deutsche Industriebank AG under the loan agreement dated May 17/29, 2000 as subsequently amended the "DREBA LOAN"), before the C Closing Date, Buyer shall have pledged Buyer's Deposit Account to Dresdner Bank AG (the "DreBa Pledge"). Furthermore, as security for the re-transfer for the C Shares to Seller C under this Sec. 2.3, before the C Closing Date, Buyer shall have pledged Buyer's Deposit Account to Seller C with a second rank pledge (aweitrangiges Pfandrecht) to Seller C. In the event that Dresdner Bank AG enforces its pledge right under the DreBa Pledge prior to or on the Closing Date, Buyer's right to request repayment of the C Purchase Price under this Sec. 2.3 shall become immediately exercisable and Buyer's obligation to effect the simultaneous re-transfer of the C Shares to the Seller shall be limited to those C Shares which are not effected by the enforcement of its pledge right under the

                                                     Sale and Purchase Agreement
                                                                           12/32



     DreBa Pledge; in such event, Buyer shall further be fully released from the obligations to close the transaction contemplated in this Agreement on the Closing Date.

2.4  Sale of the Shares.  The Shares are sold as follows:

     2.4.1 Seller C hereby sells (verkauft) the C Shares to the Buyer. Buyer hereby accepts such sale. The sale shall include all ancillary rights appertaining thereto (Nebenrechte), including without limitation the dividend rights (Gewinnbezugsrecht) to all profits not yet distributed to Seller C by the Closing Date or by the C Closing Date, as the case may be. For the avoidance of doubt, Seller C shall be entitled to all dividends for the business year 2004/05 of the Company to the extent that such dividends will have been distributed by the Company prior to the Closing Date or prior to the C Closing Date, as the case may be.

     2.4.2 Seller R hereby sells (verkauft) the R Shares to the Buyer. Buyer hereby accepts such sale. The sale shall include all ancillary rights appertaining thereto (Nebenrechte), including without limitation the dividend rights (Gewinnbezugsrecht) to all profits not yet distributed to Seller R by the Closing Date. For the avoidance of doubt, Seller R shall be entitled to all dividends for the business year 2004/05 of the Company to the extent that such dividends will have been distributed by the Company prior to the Closing Date.

     2.4.3 Each Family Seller hereby sells (verkauft) its portion of the Family Shares as set out in Sec. 1.3 to Buyer and Buyer hereby accepts such sale. The sale of the Family Shares shall include all ancillary rights appertaining thereto (Nebenrechte), including without limitation the dividend rights (Gewinnbezugsrecht) to all profits not yet distributed to the Family Sellers by the Closing Date. For the avoidance of doubt, the Family Sellers shall be entitled to all dividends for the business year 2004/05 of the Company to the extent that such dividends will have been distributed by the Company prior to the Closing Date.

2.5 Transfer of the Shares. The Parties agree that the transfer of the Shares is not effected by the execution of this Agreement, but shall be effected on the Closing Date or, with respect to the C Shares, on the C Closing Date, as the case may be, by separate transfer agreement substantially in accordance with the draft form of transfer agreement which is attached hereto as Exhibit 2.5 (the "TRANSFER AGREEMENT"). According to the Transfer Agreement, the transfer of the Shares will be conditional upon payment of the purchase price.

                                                     Sale and Purchase Agreement
                                                                           13/32



2.6  No Restrictions.  Each of the Sellers 3 to 7 confirms that he or she is
     (i) not a minor (Minderjahriger) and (ii) not restricted by matrimonial law to lawfully conclude or consummate this Agreement.


3.   PURCHASE PRICE

3.1 Total Purchase Price. The purchase price for the Shares amounts to EUR 59 (in words: Euro fifty-nine) per share, i.e. a total amount of EUR 367,049,030 (in words: Euro three hundred sixty-seven million forty-nine thousand thirty) for all Share (the "TOTAL PURCHASE PRICE"). Out of the Total Purchase Price each of the Sellers shall be entitled to the following purchase price:

     Seller C       = Euro 218,646,625 (the "C PURCHASE PRICE")
     Seller R       = Euro 30,184,695 (the "R PURCHASE PRICE")
     Seller 3       = Euro 58,966,370
     Seller 4       = Euro 4,776,640
     Seller 5       = Euro 1,038,400
     Seller 6       = Euro 3,466,250
     Seller 7       = Euro 3,466,250
     Seller 8       = Euro 188,800
     Seller 9       = Euro 46,315,000

     The aggregate purchase price payable to Seller 3 to Seller 9 amounts to Euro 118,217,710 (the "FAMILY PURCHASE PRICE").

3.2 Payment of the Total Purchase Price. In accordance with Sec. 4.2 below the Total Purchase Price shall be paid as follows:

     3.2.1 On the Closing Date, or on the C Closing Date, as the case may be, the C Purchase Price shall be due and payable and shall be transferred to such bank account of Seller C with Dresdner Bank which Seller C shall have notified to Buyer no later than three weeks after the Signing Date.

               Seller C has instructed Dresdner Bank to confirm to Buyer by telefax receipt of payment of the C Purchase Price as set forth in Sec. 3.1 upon such receipt without undue delay (unverzuglich).

     3.2.2 On the Closing Date, the R Purchase Price shall be due and payable and shall be transferred to such bank account of Seller R with Dresdner Bank which Seller R shall have notified to Buyer no later than three weeks after the Signing Date.

                                                     Sale and Purchase Agreement
                                                                           14/32



               Seller R has instructed Dresdner Bank to confirm to Buyer by telefax receipt of payment of the R Purchase Price as set forth in Sec. 3.1 upon such receipt without undue delay (unverzuglich).

     3.2.3. On the Closing Date, the Family Purchase Price shall be due and payable and shall be transferred to such bank account of the Family Sellers with Dresdner Bank which the Family Sellers shall have notified to Buyer no later than three weeks after the Signing Date.

               The Family Sellers have instructed Dresdner Bank to confirm to Buyer by telefax receipt of payment of the Family Purchase Price upon such receipt without undue delay (unverzuglich). The Family Sellers will arrange with Dresdner Bank that, immediately upon receipt of the Family Purchase Price, Dresdner Bank will distribute the Family Purchase Price to Sellers 3 to 9 in accordance with the Euro-amounts stated in Section 3.1 for Sellers 3 to 9.


4.   CLOSING CONDITIONS; CLOSING EVENTS; C CLOSING EVENTS; CLOSING CONFIRMATION

4.1 Closing Conditions. The closing of the transaction contemplated hereunder shall be conditional upon satisfaction of the following conditions set forth in Sec. 4.1.1, 4.1.3 and 4.1.4 ("CLOSING CONDITIONS"):

     4.1.1 In so far as the transaction pursuant to the competition laws of Austria, France, Germany, Hungary, Spain or any other EU member state must not be consummated before clearance is obtained, completion of the transaction shall be conditional upon:

               4.1.1.1 the competition authority(ies) of any relevant EU member state(s)

                         (a)  declining jurisdiction over the transaction;

                         (b)  granting clearance;

                         (c) not issuing a decision within the required deadlines with the consequence that the transaction is being deemed approved according to applicable competition laws; or

                         (d) requesting referral to the European Commission pursuant to Article 22(1) of the EC Merger

                                                     Sale and Purchase Agreement
                                                                           15/32

                              Regulation to review the transaction, such a request being accepted and the European Commission clearing the transaction or not issuing a decision within the statutory deadlines with the consequence that the transaction is being deemed compatible with the Common Market; or

               4.1.1.2 a party making a reasoned submission for referral to the European Commission pursuant to Article 4(5) of the EC Merger Regulation and no EU member state having expressed its disagreement, and either:

                         (a)  the European Commission clearing the transaction;
                              or

                         (b) the European Commission not issuing a decision within the statutory deadlines with the consequence that the transaction is being deemed compatible with the Common Market.

     4.1.2 The Buyer shall notify the Sellers sufficiently in advance of any notification, which he proposes to make or submit to any competition authority and at the same time provide the Sellers with copies thereof and any supporting documentation reasonably requested by the Sellers and provide Sellers with copies of other material communication with the competition authority, provided that Buyer shall not be required to provide the Sellers with any confidential information or business secrets. The Buyer undertakes to take due consideration of any comments which the Sellers may have in relation to any such notification, prior to making the relevant notification. The Buyer further agrees to keep the Sellers fully informed as to the progress of any notification. The Buyer undertakes to use its best efforts to procure that the conditions set out under subsection 4.1.1 is fulfil as soon as reasonably practicable after the date hereof. The Buyer shall be obliged to submit all filings to competition authorities referred to under Sec. 4.1.1 without undue delay (unverzuglich).

               The Sellers shall contribute to the proceedings referred to in Sub-Sec. 4.1.1. as best as they can, in particular Sellers shall
               (i) promptly provide Buyer upon request with all information on the Sellers which are required for the preparation of the notification or in the course of the merger control proceedings, and (ii) to the extent legally possible, use their reasonable endeavours to cause the Company to provide the necessary information required for the

                                                     Sale and Purchase Agreement
                                                                           16/32



               preparation of notifications or in the course of the merger control proceedings.

               The Buyer is required to accept any conditions imposed by competition authorities only to the extent that compliance with such conditions would not result in a divestiture of assets which have contributed to the turnover (Umsatz) for the last twelve months ended on June 30, 2004 in an amount in excess of EUR 92.6 million. Otherwise Buyer is entitled to rescind this Agreement.

     4.1.3 Since the Signing Date up until and including the day on which the condition set forth in Sec. 4.1.1 has been satisfied, no facts have occurred which (i) have caused an ad hoc announcement of the Company under S. 15 Securities Trading Act (Wertpapierhandelsgesetz) and (ii) individually or together would have an adverse effect that cannot be cured until the next balance sheet date on the BERU Group's EBITDA (as defined below) by more than

               (i) EUR 17.5 million, if such adverse effects would reasonably be expected to continue or recur, or

               (ii) EUR 40 million, if such adverse effects would not
                    reasonably be expected to continue or recur

               and have not already been taken into account in the Company's consolidated financial statements for the business year 2003/2004 or disclosed to or otherwise become known to Buyer on or before the Signing Date (such occurrence hereinafter defined as a "MATERIAL ADVERSE CHANGE").

               It shall be understood that

               (a) the foregoing condition shall apply only, if Buyer makes an announcement for a launch of a public offer pursuant to
                    S. 10 (1) Securities Purchase and Takeover Act (Wertpapiererwerbs- und Ubernahmegesetz) on or within one week after the Signing Date and such public offer, if launched, contains a material adverse change clause (the "PUBLIC OFFER MAC"),

               (b) provided that the content of the Public Offer MAC will be substantially as set forth above, and to the extent that the determination of a material adverse change under the Public

                                                     Sale and Purchase Agreement
                                                                           17/32

                    Offer MAC shall be made by an auditor, such determination shall also be decisive for the determination of the Material Adverse Change hereunder, provided that (i) the terms and conditions set forth in the public offer for the activities of the auditor shall not make the fulfillment of the condition set forth in this Sec. 4.1.3 more difficult, and
                    (ii) the judgment of the auditor is made at the latest by the day on which the condition set forth in Sec. 4.1.1 has been satisfied, and

               (c) provided that the content of the Public Offer MAC will be as set forth above and the determination of the material adverse change under the Public Offer MAC shall not be made by an independent auditor, the determination of the Material Adverse Change under the Public Offer MAC hereunder shall -- to the extent the Parties hereto cannot mutually agree on the occurrence of a Material Adverse Change -- be made by an independent auditor (the "Independent Auditor"). If the Parties cannot mutually agree upon the Independent Auditor within two business days after the ad hoc announcement, such Independent Auditor shall be appointed, upon request of either Party, by the Institut der Wirtschaftsprufer in Duesseldort, Germany. The Independent Auditor shall act as an expert and not as an arbitrator, and his determination of a Material Adverse Change shall be delivered within 10 business days and shall be conclusive and binding upon the Parties and shall not be subject to any appeal.

               The Company has confirmed in a letter dated October 30, 2004, a copy of which is attached hereto as Exhibit 4.1.3, that it will reasonably cooperate with any auditor who is going to make the judgement on the occurrence of the Material Adverse Change.

               For purposes of the Sec. 4.1.3, EBITDA means the earnings of the Company and its consolidated subsidiaries before interest, taxes, depreciation and amortisation as used by the Company in its consolidated financial statements for the business year 2003/2004 and, for purposes of determining the EBITDA, the accounting and valuation principles and the valuation options used by the Company in its consolidated financial statements for the business year 2003/2004 shall be consistently applied and changes in the applicable accounting and valuation rules shall not be taken into account.

                                                     Sale and Purchase Agreement
                                                                           18/32

               The condition contained in this Sec. 4.1.3 may be waived by Buyer at any time.

     4.1.4 The Sellers have timely presented the bank letters referred to in Sections 1.4 (a) and 1.4. (b)_. The condition contained in this Sec. 4.1.4 may be waived by Buyer at any time.


     4.1.5 If the Closing Conditions have not been met or waived by March 15, 2005 at the latest or, in the event that filings to the competition authorities of any EU member state will become necessary as a result of one or more EU member states having objected to a referral to the European Commission in accordance with Sec. 4.1.1.2 above, by March 31, 2005 at the latest, any of the Parties may rescind this Agreement having the effect that none of the Parties is bound anymore by this Agreement.

4.2 Closing Events. On the Closing Date, the following shall take place in the following sequence:

     4.2.1     The Parties shall enter into the Transfer Agreement.

     4.2.2 The Sellers shall present resignation letters from each of the Shareholder Representatives (or any successors which have been appointed before the Closing Date) according to which the Shareholder Representatives resign (i) from the office with effect as of the Closing Date if legally possible, or (ii) as soon as legally possible immediately thereafter.

     4.2.3 The Buyer shall pay the C Purchase Price, the R Purchase Price and the Family Purchase Price in accordance with Sec. 3.2;

     (the "CLOSING EVENTS").

4.3 C Closing Events. In the event that Seller C has determined a C Closing Date pursuant to Sec. 2.3 above, Sec. 4.2 (except for Sec. 4.2.2 which will remain in full effect) shall not apply to Seller C, but only to Buyer, Seller R and the Family Sellers and the following shall take place in the following sequence:

     4.3.1 On or before the C Closing Date Seller C and Buyer shall procure execution of the documentation contemplated under Sec. 2.3.

     4.3.2 On the C Closing Date, Seller C and Buyer shall enter into a transfer agreement with respect to the C Shares which, except for the restrictions set forth in Sec. 2.3, shall be substantially the same as in Exhibit 2.5.

                                                     Sale and Purchase Agreement
                                                                           19/32

     4.3.3 On the C Closing Date, Buyer shall pay the C Purchase Price in accordance with Sec. 3.2.1.

     4.3.4 On the Closing Date, (i) Seller C shall repay the outstanding loan amount under the DreBa Loan (including interest and charges) against release by Dresdner Bank AG of the pledge of Buyer's Deposit Account, and (ii) simultaneously, Buyer shall release Seller C of the pledge of his bank account to which payment of the C Purchase Price has been made, and (iii) simultaneously, Seller C shall release Buyer of the second rank pledge (zweitrangiges Pfandrecht) on Buyer's Deposit Account.

     (the "C CLOSING EVENTS").

4.4 Closing Confirmation. On the Closing Date, Sellers and Buyer shall confirm in a written document to be jointly executed by Sellers and Buyer (the "CLOSING CONFIRMATION") that the Closing Conditions have been fulfilled or waived, all Closing Events and, if applicable, the C Closing Events, have been performed or waived and that payment of the C Purchase Price, the R Purchase Price and the Family Purchase Price as well as the transfer of the Shares have occurred.

5.   SELLERS' LIABILITY

5.1 Sellers' Guarantees. Each Seller hereby represents and warrants subject to any limitations contained in this Agreement, in particular but not limited to, the remedies and limitations, set out in Sec. 5 and 7 below by way of an independent guarantee pursuant to Sec. 311(1) German Civil Code (BGB) that the statements set forth hereafter are true ad correct as of the Signing Date and the Closing Date, or the C Closing Date, as the case may be, unless it is specifically provided for that a representation shall be made as of one of these dates only or as a different date:

     5.1.1 Enforceability; No Violation. This Agreement constitutes a legal, valid and binding obligation of the respective Seller, enforceable under German laws in accordance with its terms, subject only, if the case arises, to limitations on enforceability under generally applicable statutory laws. The execution and consummation of this Agreement and the performance of the transactions contemplated hereunder does not and will not violate any judicial or governmental order (gerichtliche oder behordliche Verfugung) by which the respective Seller is bound, or with respect to Seller C, 8 and 9 any provision of such Seller's Articles of Association or any legally effective resolution of such Seller's management (Geschaftsfuhrung) or shareholders' meeting.

                                                     Sale and Purchase Agreement
                                                                           20/32

     5.1.2 Status of the Company. The Company is a German stock corporation (Aktiengesellschaft) duly organized and validly existing under the laws of Germany. All information referred to under Sec. 1.1 to 1.3 is true and correct.

     5.1.3 Ownership of the Shares: No Encumbrances and Rights of Third Parties. Except for pledge of the Seller C Shares to Dresdner Bank AG under the DreBa Loan or the DreBa Pledge which shall be released at the latest on the Closing Date, the respective Seller is the legal and beneficial owner of such number of the Shares as set forth in Sec. 1.3 with respect to such Seller and such shares are free of any encumbrances or any other rights of third parties. The respective Seller has the right and the power to freely dispose of such shares without the consent of any third party and such shares have been fully paid in, and the share capital has not been repaid.

     5.1.4 Representing and Warranties qualified by Knowledge. To the Knowledge of the respective Seller.

                    (a) the consolidated financial statements of the Company for the business years 2003/2004 and 2002/2003 have been prepared in accordance with generally accepted accounting principles in Germany and present a true and fair view of the net worth, financial position and results of the respective company as of the respective accounting date, and since April 1, 2004 no transactions outside the ordinary course of business have been approved by or have been brought to the attention of the Supervisory Board of the Company and executed or carried out;

                    (b) the structural chart attached as Exhibit 5.1.4(b) correctly reflects the structure of the BERU Group and its minority shareholdings and except as disclosed in
                         Exhibit 5.1.4 (b) the direct or indirect shareholdings of the Company shown in such chart are within the unrestricted ownership of the Company;

                    (c) as of the Signing Date, none of the companies of the BERU Group is a party to any pending or threatened legal proceedings (including any arbitration, administrative or competition law proceedings) whether as a plaintiff or defendant or third party, with a value exceeding EUR 500,000;

                    (d) there are no Intellectual Property Rights of third parties which are infringed by any company of the BERU Group resulting in a claim by a third party in the amount of at least EUR 500,000 and there are

                                                     Sale and Purchase Agreement
                                                                           21/32

               no Intellectual Property Rights owned or used by any company of the BERU Group which are infringed by any third party. "INTELLECTUAL PROPERTY RIGHTS" shall mean patents, utility patents, inventions, trademarks, trade names, trade dress, models, designs, copy rights, computer software, data bases, know-how and trade secrets;

          (e) as of the Signing Date, none of the companies of the BERU Group is a party to any contract containing a Change of Control Clause. "CHANGE OF CONTROL CLAUSE" shall mean any clause allowing the other party to terminate the contract or ask for an amendment of the contract in case the Buyer acquires the Shares, provided that such contract (i) must be a joint venture agreement or (ii) must provide for an annual volume of more than EUR 500,000 and (iii) does not fall under the scope of Sec. 5.1.4(g);

          (f) as of the Signing Date, except for the soil and groundwater contaminations specified in the Phase I Vendor Due Diligence Report prepared by ERM dated April 2004 or the reports listed in
               Exhibit 5.1.4 (f), there are not soil or groundwater contaminations of the real estate owned or used by any of the companies of the BERU Group which require remedial measures under applicable law at costs exceeding EUR 500,000 in the individual case;

          (g) except for the agreements with Mr. von Maltzan dated May 24/26, 2004 and March 31/April 01, 2004, the agreements with Mr. Podeswa dated May 04/19, 2004, and the agreement with Dr. Meschkat dated September 23/25, 2004, none of the companies of the BERU Group (as set forth in Exhibit 5.1.4 (b)) has entered into any agreements with a member of the management (Vorstand) which (i) grants a special bonus or other form of compensation in case the transaction provided for hereunder is executed, or (ii) grants a member of the management the right to terminate his employment in case the transaction provided for hereunder is executed.

5.1.5     Representations and Warranties not qualified by Knowledge.

          (a) No hidden profit distributions (verdeckte Gewinnausschuttungen) have been made since January 1, 1998 by any company of the BERU Group to any of the Sellers;

          (b) no agreements exist between any company of the BERU Group on the one hand and any of the Sellers on the other hand.

                                                     Sale and Purchase Agreement
                                                                           22/32

5.2 Disclosure to Buyer. Buyer together with its advisors has conducted its own due diligence investigation concerning the legal and other relevant facts concerning the Company, the Company's direct and indirect subsidiaries and their businesses. The Sellers shall not be liable for, and Buyer shall not be entitled to bring any claim under Sec. 5 and 7 if and to the extent the matter giving rise to such claim was, before the Signing Date, known to Buyer or disclosed to Buyer.

     For the purpose of this Sec. 5.2 the term "Buyer" shall include Buyer's directors and officers as well as Buyer's employees and Buyer's advisors and consultants involved in connection with the acquisition of the Shares by Buyer.

6.   BUYER'S GUARANTEES

     The Buyer represents and warrants, subject to any limitations contained in this Agreement, in particular, but not limited to, the remedies and limitations set out in Sec. 6 and 7, to the Sellers, in the form of an independent guarantee pursuant to Sec. 311(1) German Civil Code (BGB) that the statements set forth hereafter are true and correct as of the Signing Date and the Closing Date, unless it is specifically provided for that a representation shall be made as of one of these dates only or as of a different date:

6.1 Status of the Buyer. The Buyer (i) is duly incorporated and validly existing under the laws of Germany and (ii) has the unrestricted capacity to execute this Agreement and to perform its obligations thereunder. No bankruptcy proceedings or other proceedings under applicable law providing protection against enforcement by creditors have been opened over Buyer's assets, and no circumstances exist which would require Buyer or Buyer's management, board or shareholders to apply for the opening of such proceedings.

6.2 Enforceability of Agreement: No Violation. This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable under German laws in accordance with its terms, subject only, if the case arises, to limitations on enforceability under generally applicable statutory law. The execution and consummation of this Agreement and the performance of the transactions contemplated hereunder does not and will not violate any judicial or governmental order (gerichtliche oder behordliche Verfugung) to which the Buyer is bound, any provision of Buyer's Articles of Association or any legal effective resolution of Buyer's management (Geschaftsfuhrung) or shareholders' meeting.

6.3 Financial Capability. The Buyer will as of the Closing Date, or, if applicable, with respect to its payment obligations to Seller C, as of the C Closing Date, have the

                                                     Sale and Purchase Agreement
                                                                           23/32

     financial capacity and means to comply promptly with its payment and other obligations under this Agreement.

6.4 No Litigation. As of the Signing Date there is no action, suit, investigation or other proceedings pending against, or threatened in writing against or, to Buyer's best knowledge, affecting Buyer which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the execution or consummation of this Agreement or the performance of the transactions contemplated hereunder.

7.   REMEDIES

7.1  Remedies. In the event of a


     7.1.1 liability of a Seller under Sec. 5, the Buyer shall only have the right to demand that the respective Seller within an appropriate period of time which in any event shall be no less than two months after receipt of such demand put Buyer into the same situation the Buyer would have been in, had the representation or warranty been correct (Naturalrestitution), or, at Buyer's choice, to pay damages. For the avoidance of doubt, (i) all statements of Sellers made in Sec. 5 are made with respect to its shareholdings as set out in Sec. 1.3 only, (ii) where statements of a Seller made in Sec. 5 relate to the Company, a Seller shall be held liable only to such percentage of damages or losses as reflects such Seller's percentage of pro-rated shareholding in the Company as set out in Sec. 1.3, (iii) each Seller shall be subject to several liability (teilschuldnerishe Haftung) exclusively and any joint and several liability (gesamtschuldnerische Haftung) of the Sellers shall be expressly excluded, and (iv) where representations and warranties are given subject to Knowledge as defined in Sec. 7.6.1 below, each Seller shall only be responsible for its own Knowledge exclusively. Without limiting the generality of the foregoing, with respect to the warranty of the Family Sellers under Sec. 5.1.3 above solely, Seller 3 shall be jointly and severally liable with Sellers 4-9. For the avoidance of doubt, Sellers 4-9 shall not be jointly and severally liable among each other or together with Seller 3.


     7.1.2 liability of Buyer under Sec. 6, each Seller shall only have the right to demand jointly together with the other Sellers that Buyer within an appropriate period of time, which in any event shall be no less than two months after receipt of such demand, puts each Seller into the same situation Sellers would have been, had the representation or warranty been correct (Naturalrestitution) or, at Sellers' unanimous choice, to pay damages.

                                                     Sale and Purchase Agreement
                                                                           24/32

7.2 Time Limitations. Subject to sentences 2 and 3 hereof, any claims of the Buyer against any Seller under Sec. 5.1 and 7.1, as well as any claims of Sellers against Buyer under Sec. 6 and 7.1 shall become time-barred (verjahren) on February 28, 2006. Any claims of Buyer against Seller R and the Family Sellers in connection with a breach of Sec. 5.1.5 (a) shall become time-barred (verjahren) on February 28, 2007. Any claims of Buyer against any of the Sellers in connection with a breach of Sec. 5.1.3 shall become time-barred (verjahren) 2 (two) years after the Closing Date.
     Section 203 of the German Civil Code (BGB) shall be expressly excluded.

7.3 Exclusive Remedies. The Parties are in agreement that the remedies Buyer may have against any or all the Sellers and the remedies Sellers may have against Buyer for breach of obligations set forth in this Agreement are exclusively governed by this Agreement, and the remedies provided for by this Agreement shall be the exclusive remedies available to Buyer or the Sellers, as the case may be. Apart from the rights of Buyer or the Sellers under Sec. 7 or 4.1.6, (i) any right of the Parties to rescind (zurucktreten) this Agreement or to require the winding up of the transaction contemplated hereunder (e.g. by way of grosser Schadenersatz or Schadenersatz statt der ganzen Leistung), (ii) any claims for breach of pre-contractual obligations (culpa in contrahendo, including but not limited to claims arising under Sec. 241 (2), 311 (2) (3) German Civil
     Code) or ancillary obligations (positive Forderungsverletzung, including but not limited to claims arising under Sec. 280, 282 German Civil Code),
     (iii) frustration of contract pursuant to Sec. 313 German Civil Code (Storung der Geschaftsgrundlage), (iv) all remedies for defects under Sec. 437 through 441 German Civil Code (v) any and all other statutory rights and remedies, if any, are hereby expressly excluded and waived by the Parties, except claims for reason of wilful deceit (arglistige Tauschung) and other intentional breaches of contract (vorsatzliche Vertragsverletzungen). The Parties are in agreement that Sellers' and Buyers' Guarantees are only designed for the specific remedies and the restrictions set forth in Sec. 7 and that Sellers' and Buyers' statements under Sec. 5.1 or, as the case may be, 6., shall not serve to provide Buyer or the Sellers, as the case may, with any claims other than those set forth in this Agreement. The Parties are further in agreement that under no circumstances shall Sellers' and Buyers Guarantees be construed as representations with respect to the quality of the purchase object within the meaning of Sec. 276 (I), 443 German Civil Code (Garantie fur die Beschaffenheit der Sache) and therefore, the Parties explicitly waives the application of Sec. 444 German Civil Code.

7.4 Prompt Notification. Any claims based on Sec. 5 and Sec. 6 must be raised by Buyer against the Sellers or, as the case may be, by the Sellers against Buyer, within three (3) months after anyone of the Sellers or Buyer, as the case may be, having become aware of the underlying facts or circumstances giving rise to such

                                                     Sale and Purchase Agreement
                                                                           25/32


     claims, the nature of the respective claim as well as its financial volume, such notification to specify the underlying facts, the nature of the respective claim as well as its financial volume.

7.5 Buyer's Cooperation. If and to the extent any remedial action requires the cooperation of Buyer, Buyer shall, to the extent legally possible for Buyer, at the request and expense of the respective Seller, take all reasonable steps the respective Seller may request from Buyer. In particular, Buyer shall, to the extent legally possible for Buyer, be obliged to give any approval, to adopt any resolution or to exercise its rights as a shareholder of the Company in such way deemed necessary, by the respective Seller to remedy the defect in question.

     In case the competent tax authorities should take the view that a hidden profit distribution within the meaning of Sec. 5.1.5 (a) has been made to any of the Sellers, the respective Seller shall be entitled to take part in any tax audit, administrative or judicial tax proceeding which relate to the asserted hidden profit distribution and to fiscal years ending on or after January 1, 1998 (the "TAX PROCEEDINGS"), and Buyer shall procure that the Company allows the respective Seller to (i) fully participate in such Tax Proceedings and (ii) elect to direct on its own or through counsel of its choice and at its expense, any Tax Proceedings insofar as the Tax Proceeding relates to an asserted hidden profit distribution, it being understood that joint directions by the respective Seller and the Company shall be made where the Tax Proceedings also related to matters other than hidden profit distributions to such Seller. If the Seller elects a Tax Proceeding, then the Seller shall notify Buyer of its intent to do so, and Buyer shall cooperate and cause the Company or the respective successors to cooperate, at the Seller's expense in each phase of such Tax Proceeding insofar as the Tax Proceeding involves an asserted tax liability for which the Seller would be liable under this Section 7.5.

7.6  Further Limitations on Seller's Liability

     7.6.1 In case of the representations and warranties qualified by Knowledge and referred to in Sec. 5.1.4 above, "Knowledge" shall mean (i) with respect to Seller C the actual knowledge (positive Kenntnis) of Seller C's current directors and the former directors Mr. Heinrich Rutt, Mr. Gregor Bohm and Dr. Dennis Schulze; and (ii) with respect to each of the Sellers R, 3, 4, 5, 6, and 7 his or her respective actual knowledge (positive Kenntnis) and (iii) with respect to each of the Sellers 8 and 9 the actual knowledge (positive Kenntnis) of any of the respective managing directors of its general partners. For the avoidance of doubt, "Knowledge" shall comprise neither (i) the obligation of Sellers to perform or have performed a reasonable investigation nor (ii) facts that Sellers should have known (kennen mussen).

                                                     Sale and Purchase Agreement
                                                                           26|32

     7.6.2 In case of a breach of warranty under Sec. 5.1.4 above (i) each Seller shall only be liable to the extent that the damage (resulting from one or more breaches) exceeds a total of EUR 2.5 million, (ii) Seller C's total liability shall not exceed a total of EUR 16,4 million, (iii) Seller R's total liability shall not exceed a total of EUR 6 million and (iv) the total liability of each of the Family Sellers shall not exceed an amount equal to 20% of the amount set forth for each the Family Sellers in Sec. 3.1 as purchase price entitlement, respectively.

7A   FURTHER UNDERTAKINGS

     7A.1      Sellers' Undertakings

               7A.1.1 Until the earlier of the date referred to in Sec. 4.1.6 above and the Closing date, Sellers shall not tender the Shares in any public offer and Sellers shall not sell, transfer or otherwise dispose of, the Shares to any party other than the Buyer or pledge the Shares for any purposes.

               7A.1.2 Sellers will not support, directly or indirectly, a competing offer for the Shares of the Company.

               7A.1.2 In case a shareholders meeting of the Company is held before the earlier of the date referred to in Section
                         4.1.6 above or the Closing Date, the Sellers shall
                         (i) participate in such meeting and (ii) not vote in favour of any capital increase of the share capital of the Company, and (iii) not vote in favour of any sale of assets or any acquisition, unless previously approved by Buyer. This Sec. 7A.1.2 shall apply to Seller R and the Family Sellers only as from January 01, 2005.

     7A.2 Waiver. Each of the Sellers hereby waives any rights of first refusal or other rights he or she may have with respect to any of the Shares or with respect to additional 81,500 shares still held by Seller 5 (which are not sold under this Agreement).

     7A.3 Sarbanes-Oxley Act. With respect to the cooperation of the Company regarding the assessment of the Company's internal controls over financial reporting after the Closing Date as required under the Sarbanes-Oxley Act, the Company's confirmation letter dated October 30, 2004 is attached hereto as
               Exhibit 4.1.3.

                                                     Sale and Purchase Agreement
                                                                           27/32


8.   CONFIDENTIALITY; ANNOUNCEMENTS

8.1 Confidentiality. Any information or documents relating to a Party to this Agreement, the Company, a company of the BERU Group, or their respective businesses and made available to another Party in the course of the preparation of the transaction contemplated hereunder shall not be disclosed to third parties or published unless required by applicable laws, rules or regulations (including takeover regulation). However, this obligation shall not apply to information that is proven (i) to have been (or have become) generally available (public domain) without breach of any obligation of any of the Parties, (ii) to have been known to the disclosing Party prior to the disclosure, (iii) to have been independently developed by the disclosing Party, or (iv) to have been received by the disclosing Party from a third party without any violation of any obligation of such third party vis-a-vis the disclosing Party.

     Neither Party shall, without the prior written consent of the respective other Party, disclose the contents of this Agreement to third parties or make any information relating thereto available to third parties. This shall not, however, apply to the extent a Party or any affiliate of a Party may be obliged to make any announcement or disclosure (including the disclosure of this Agreement), under applicable laws or regulations (including the rules of relevant stock exchanges or relevant Takeover Codes, including the German Securities Purchase and Takeover Act - Wertpapiererwerbs- und Ubernahmegesetz) and the German Securities Trading Act - Wertpapierhandelsgesetz ("WpHG"). The Buyer acknowledges that
     Sellers 3, 4, 5, 6, and 7 will immediately after satisfaction of the Closing Conditions, be obligated to file director's dealings notifications pursuant to Art. 15 a WpHG concerning the sale of their portion of the Family Shares contemplated under this Agreement. The right of the Parties to disclose matters to advisers who are bound by a professional duty of confidentiality shall remain unaffected.

8.2 Announcements. The Parties undertake that without the written consent of the other Parties neither Party shall make any public announcement regarding this Agreement, unless, in a reasonable judgment of a Party, required by, or appropriate under, applicable laws or regulations (including, without limitation, the rules of the relevant stock exchanges or takeover codes, in particular the German Securities Purchase and Takeover Act - Wertpapiererwerbs- und Ubernahmegesetz). Sufficiently prior to any permitted announcement the Party wishing to make the announcement shall, to the extent possible without violation of legal restrictions, notify the other Party thereof, provide to the other Party the proposed wording and take any requests of the other Parties into due consideration.

                                                     Sale and Purchase Agreement
                                                                           28/32



9.   NOTICES

     All notices and other communications hereunder shall be made in writing and shall be sent by registered mail or courier to the following addresses:

     If to Seller C, to

               Heinrich N. Rutt
               CEP BE 00 Beteiligungs GmbH
               Promenadeplatz 8
               80333 Munchen


     in each case with a copy to:

               Dr. Norbert Rieger
               Milbank, Tweed, Hadley & McCloy
               Maximilianstrasse 15

               D-80539 Munchen

     If to Seller R, to

               Ingelore Ruprecht
               Friedrichstrasse 46

               71638 Ludwigsburg


     in each case with a copy to:

               Dr. Gotz Grub
               Friedrichstrasse 46

               71638 Ludwigsburg

     If to the Sellers 3-9, to,

               Wolfram Birkel,
               Klosterfeldstrasse 14

               D-21614 Buxtehude;

                                                     Sale and Purchase Agreement
                                                                           29/32



     provided that such authority of Mr. Wolfram Birkel shall be irrevocable, unless Sellers 3-9 jointly transfer such authority to one other person in each case with a copy to:

               Dr. Wilhelm Happ
               HAPP RECKE LUTHER
               Hermannstrasse 40
               D-20095 Hamburg

     If to the Buyer, to:

               Borg Warner Inc.
               Attn.: General Counsel
               5435 Corporate Drive
               Suite 150
               Troy, Michigan 48098/USA

     in each case with a copy to:

               HENGELER MUELLER
               Attn.: Dr. Joachim Rosengarten
               Bockenheimer Landstr. 51
               D-60325 Frankfurt am Main

     or to such other recipients or addresses which may be specified by any Party to the other Parties in the future in writing.


10.  COSTS

     All costs, including expenses, fees and charges, in connection with the preparation, negotiation, execution and consummation of this Agreement or the performance of the transactions contemplated hereunder, including, without limitation, fees and expenses of professional advisors, shall be borne by the Party commissioning such costs. Stamp duties, locally applicable transfer taxes and similar fees necessary to transfer title to any Shares to Buyer as well as fees charged by any antitrust authorities in connection with any clearance under applicable antitrust laws shall be borne by Buyer.

                                                     Sale and Purchase Agreement
                                                                           30/32

11.  MISCELLANEOUS

11.1 Entire Agreement. This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and shall supersede and replace all prior oral and written declarations of intention made by the Parties in respect thereof.

11.2 Amendments. Any amendments to this Agreement (including amendments to this Sec. 11.2) shall be valid only if made in writing, unless a stricter form (including notarial form) is required by mandatory law.

11.3 Headings. The headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

11.4 German Terms. Where a German term has been inserted in quotation marks and/or italics, such term alone (and not the English term to which it relates) shall be authoritative for the interpretation of the respective provision.

11.5 Assignment. No Party shall be entitled to assign any rights or claims under this Agreement without the written consent of the other Party, such consent not to be unreasonably withheld.

11.6 Banking Days. "BANKING DAYS" referred to in this Agreement shall be any days other than Saturdays, Sunday or public holidays in Frankfurt am Main.

11.7 No Rights of Third Parties. This Agreement shall not grant any rights to, and is not intended to operate for, the benefit of any third parties.

11.8 Exclusion of Remedies. Except as provided otherwise herein, no Party shall be entitled (i) to set-off (aufrechnen) any rights and claims it may have against any rights or claims any other Party may have under this Agreement, or (ii) to refuse to perform any obligation it may have under this Agreement on the grounds of a right of retention (Zuruckbehaltungsrecht), unless the rights or claims of the relevant Party claiming a right of set-off (Aufrechnung) or retention (Zuruckbehaltung) have been acknowledged (anerkannt) in writing by the relevant other Party or have been confirmed by final decision of a competent court.

11.9 Governing Law: Place of Venue. This Agreement shall be governed by, and be construed in accordance with, the laws of the Federal Republic of Germany, without regard to principles of conflicts of laws. In the event of any dispute between the Parties arising under or in connection with this Agreement or its validity, the Parties agree on Stuttgart as the exclusive venue, if and to the extent this is permissible pursuant to Sec. 38 of the German Civil Procedure Ordinance

                                                     Sale and Purchase Agreement
                                                                           31/32

      (Zivilprozessordnung).

11.10 Partial Invalidity. In the event that one or more provisions of this Agreement shall, or shall be deemed to, be invalid or unenforceable, the validity and enforceablity of the other provisions of the Agreement shall not be affected thereby. In such case, the Parties agree to recognize and give effect to such valid and enforceable provision or provisions that correspond as closely as possible with the commercial intent of the Parties. The same shall apply in the event that this Agreement contains any gaps (Vertragslucken).

Frankfurt am Main, Hamburg, Munich, October 30, 2004


/s/ Dr. Norbert Rieger
---------------------------------------------
Seller C, represented by Dr. Norbert Rieger



/s/ Dr. Norbert Rieger
---------------------------------------------
Seller R, represented by Dr. Gotz Grub,
who is represented by Dr. Norbert Rieger



/s/ Dr. Jorgen Tielmann
---------------------------------------------
Seller 3, represented by Dr. Jorgen Tielmann



/s/ Dr. Jorgen Tielmann
---------------------------------------------
Seller 4, represented by Seller 3,
who is represented by Dr. Jorgen Tielmann



/s/ Dr. Jorgen Tielmann
---------------------------------------------
Seller 5, represented by Seller 3,
who is represented by Dr. Jorgen Tielmann



/s/ Dr. Jorgen Tielmann
---------------------------------------------
Seller 6, represented by Seller 3,
who is represented by Dr. Jorgen Tielmann

                                                     Sale and Purchase Agreement
                                                                           32/32

/s/ Dr. Jorgen Tielmann
---------------------------------------------
Seller 7, represented by Seller 3,
who is represented by Dr. Jorgen Tielmann



/s/ Dr. Jorgen Tielmann
---------------------------------------------
Seller 8, represented by Dr. Jorgen Tielmann




/s/ Dr. Jorgen Tielmann
---------------------------------------------
Seller 9, represented by Seller 3,
who is represented by Dr. Jorgen Tielmann




/s/ Anthony D. Hensel
---------------------------------------------
Buyer, represented by Anthony D. Hensel

                        --------------------------------

                          SALE AND PURCHASE AGREEMENT

                        --------------------------------

                                  regarding the
                              Sale and Purchase of


                        SHARES IN BERU AKTIENGESELLSCHAFT

                        --------------------------------

                                    EXHIBITS

                        --------------------------------

                                LIST OF EXHIBITS

Exhibit 1.4(a)          Confirmation of Share Deposit Bank (Seller C)

Exhibit 1.4(b)          Confirmation of Share Deposit Bank (Seller R)

Exhibit 1.4(c)          Confirmation of Share Deposit Bank (Family Sellers)

Exhibit 2.5             Transfer Agreement

Exhibit 4.1.3           Company's letter confirming cooperation with auditor

Exhibit 5.1.4(b) Chart of structure of the BERU Group and the shareholdings

Exhibit 5.1.4(f)        List of Environmental Reports

                                                                  EXHIBIT 1.4(a)


                  CONFIRMATION OF SHARE DEPOSIT BANK (SELLER C)

(Letterhead Dresdner Bank)

To:     BorgWarner Germany GmbH
        Im Fuchsloch 16
        D-69123 Heidelberg

Ladies and Gentlemen,

We hereby confirm (i) that CEP BE 00 Beteiligungs GmbH, Munich ("Seller") holds a total of 3,705,875 no par value bearer shares (nennwertlose auf den Inhaber lautende Stuckaktien) of BERU Aktiengesellschaft in the share deposit account No. 451/506 185400 maintained with us and (ii) that the Seller has irrevocably instructed us to block such shares in the above mentioned share deposit account to the effect that until 31 March 2005(1) the aforementioned shares cannot, without your consent, be transferred to any party other than yourself.

We further hereby confirm that we have been irrevocably instructed by Seller to transfer all of the aforementioned shares to your share deposit account with Dresdner Bank AG [(specify branch)] with the number

                           [______________________],

if, and as soon as, we shall have received without reservation the amount of EUR [______________] for credit to the bank account of the Seller with us with the number
                           [______________________],

on or before 31 March 2005(2).

We further confirm to you acceptance of such instructions and that we will effect such transfer of shares in case of receipt of the above mentioned amount in accordance with





----------
(1) Note: to be changed to 15 March 2005 in the event that, until the Bank Confirmation has to be executed, it has turned out that no filings to competition authorities of EU Member State will have become necessary.

(2) Note: to be changed to 15 March 2005 in the event that, until the Bank Confirmation has to be executed, it has turned out that no filings to competition authorities of EU Member State will have become necessary.

these instructions, without raising any rights of retention, pledge rights or similar rights with respect to the above mentioned shares, unless we are legally bound (other than by agreements between us and the Seller or us and a third party for the benefit of the Seller) to refrain from doing so.

Yours sincerely

Dresdner Bank

                                                                  EXHIBIT 1.4(b)


                 CONFIRMATION OF SHARE DEPOSIT BANK (SELLER R)

[Letterhead Dresdner Bank]

To:     BorgWarner Germany GmbH
        Im Fuchsloch 16
        D-69123 Heidelberg

Ladies and Gentlemen,

We hereby confirm (i) that Ms. Ingelore Ruprecht, Friedrichstrasse 46, 71638 Ludwigsburg, ("Seller R") holds a total of 511,605 no par value bearer shares (nennwertlose auf den Inhaber lautende Stuckaktien) of BERU Aktiengesellschaft in the share deposit account No. 020880109 maintained with us and (ii) that the Seller R has irrevocably instructed us to block such shares in the above mentioned share deposit account to the effect that until 31 March 2005(1) the aforementioned share cannot, without your consent, be transferred to any party other than yourself.

We further hereby confirm that we have been irrevocably instructed by Seller R to transfer all of the aforementioned shares to your share deposit acount with Dresdner Bank AG [(specify branch)] with the number

                            [______________________],

if, and as soon as, we shall have received without reservation the amount of EUR [______________] for credit to the bank account of the Seller with us with the number
                            [______________________],

on or before 31 March 2005(2).





----------
(1) Note: to be changed to 15 March 2005 in the event that, until the Bank Confirmation has to be executed, it has turned out that no filings to competition authorities of EU Member State will have become necessary.

(2) Note: to be changed to 15 March 2005 in the event that, until the Bank Confirmation has to be executed, it has turned out that no filings to competition authorities of EU Member State will have become necessary.

We further confirm to you acceptance of such instructions and that we will effect such transfer of shares in case of receipt of the above mentioned amount in accordance with these instructions, without raising any rights of retention, pledge rights or similar rights with respect to the above mentioned shares, unless we are legally bound (other than by agreements between us and the Seller R or us and a third party for the benefit of the Seller R) to refrain from doing so.

Yours sincerely

Dresdner Bank AG

                                                                  EXHIBIT 1.4(c)


               CONFIRMATION OF SHARE DEPOSIT BANK (FAMILY SELLERS)

(Letterhead Dresdner Bank)

To:     BorgWarner Germany GmbH
        Im Fuchsloch 16
        D-69123 Heidelberg

Ladies and Gentlemen,

We hereby confirm (i) that

- Wolfram Birkel, Klosterfeldstrasse 14, 21614 Buxtehude;
- Elsa Birkel, Hohe Berge 19, 21614 Buxtehude;
- Annegret Birkel, Klosterfeldstrasse 14, 21614 Buxtehude;
- Christoph Birkel, Klosterfeldstrasse 14, 21614 Buxtehude;
- Catharina Birkel, Klosterfeldstrasse 14, 21614 Buxtehude;
- Klosterfeld GmbH & Co. KG, Klosterfeldstrasse 14, 21614 Buxtehude and
- Meier-Birkel GmbH & Co. KG, Mittlerer Pfad 15, 70499 Stuttgart

("Family Sellers") holds a total of 2,003,690 no par value bearer shares (nennwertlose auf den Inhaber lautende Stuckaktien) of BERU Aktiengesellschaft in the share deposit account No. [____] maintained with us and (ii) that the Family Sellers have irrevocably instructed us to block such shares in the above mentioned share deposit account to the effect that until 31 March 2005(1) the aforementioned shares cannot, without your consent, be transferred to any party other than yourself.

We further hereby confirm that we have been irrevocably instructed by the Family Sellers to transfer all of the aforementioned shares to your share deposit account with Dresdner Bank AG [(specify branch)] with the number

                            [______________________],




----------
(1) Note: to be changed to 15 March 2005 in the event that, until the Bank Confirmation has to be executed, it has turned out that no filings to competition authorities of EU Member State will have become necessary.

if, and as soon as, we shall have received without reservation the amount of EUR [______________] for credit to the bank account of the Family Sellers with us with the number

                           [______________________].

on or before 31 March 2005(2).

We further confirm to you acceptance of such instructions and that we will effect such transfer of shares in case of receipt of the above mentioned amount in accordance with these instructions, without raising any rights of retention, pledge rights or similar rights with respect to the above mentioned shares, unless we are legally bound (other than by agreements between us and the Family Sellers or us and a third party for the benefit of the Family Sellers) to refrain from doing so.

Yours sincerely


Dresdner Bank AG



----------
(2) Note: to be changed to 15 March 2005 in the event that, until the Bank Confirmation has to be executed, it has turned out that no filings to competition authorities of EU Member State will have become necessary.

                                                                     EXHIBIT 2.5


                               TRANSFER AGREEMENT

                        --------------------------------

                               TRANSFER AGREEMENT

                        --------------------------------

                                  regarding the
                                   Transfer of


                        SHARES IN BERU AKTIENGESELLSCHAFT

                               TRANSFER AGREEMENT

                                 by and between
                                 on the one hand


1.       CEP BE 00 BETEILIGUNGS GMBH,
         a limited liability company with its registered seat at Promenadeplatz 8, 80333 Munchen, and registered with the commercial register of the local court of Munich under HRB 145898, represented by [_______________]
                                                                    -"SELLER C"-




2.       FRAU INGELORE RUPRECHT
         Friedrichstrasse 46, 71638 Ludwigsburg, represented by
         [_______________]
                                                                    -"SELLER R"-




3.       WOLFRAM BIRKEL,
         Klosterfeldstrasse 14, 21614 Buxtehude;
                                                                    -"SELLER 3"-

4.       ELSA BIRKEL,
         Hohe Berge 19, 21614 Buxtehude, represented by [_______________]
                                                                    -"SELLER 4"-

5.       ANNEGRET BIRKEL,
         Klosterfeldstrasse 14, 21614 Buxtehude, represented by
         [_______________]
                                                                    -"SELLER 5"-

6.       CHRISTOPH BIRKEL,
         Klosterfeldstrasse 14, 21614 Buxtehude, represented by
         [_______________]
                                                                    -"SELLER 6"-

7.       CATHARINA BIRKEL,
         Klosterfeldstrasse 14, 21614 Buxtehude, represented by
         [_______________]
                                                                    -"SELLER 7"-

8. KLOSTERFELD BETEILIGUNGEN GMBH + Co. KG, a limited partnership with its seat at Klosterfeldstrasse 14, D-21614 Buxtehude, and registered with the commercial register of the local court of Buxtehude under HRA 3118, represented by its general partner Verwaltungsgesellschaft Klosterfeld Beteiligungen mbH with its seat in Buxtehude, a limited liability company registered the commercial register of the local court of Buxtehude under HRB 3652, which is itself represented by [________________]
                                                                    -"SELLER 8"-

9.       MEIER-BIRKEL GMBH & Co. KG,

         a limited partnership with its seat at Mittlerer Pfad 15, D-70499 Stuttgart, and registered with the commercial register of the local court of Stuttgart under HRA 13096, represented by its general partner Meier-Birkel Verwaltungs-GmbH, a limited liability company registered the commercial register of the local court of Stuttgart under HRB 18360, which is itself represented by [________________]
                                                                    -"SELLER 9"-



         -Seller 3 to Seller 9 collectively the "FAMILY SELLERS" and

         individually a                                         "FAMILY SELLER"-

         -Seller C, Seller R and the Family Sellers collectively: the "SELLERS" and individually; a "SELLER"-

                                         and


10. BORGWARNER GERMANY GMBH, a company with limited liability with its registered seat at Im Fuchsloch 16, 69123 Heidelberg, and registered with the commercial register of the local court of Heidelberg under HRB 5929, represented by [________________]

                                                                       -"BUYER"-



               -Sellers and Buyer each a "PARTY" and collectively the "PARTIES"-

                                    PREAMBLE

A. On October 30, 2004 the Parties have entered into a sale and purchase agreement relating to the sale of shares in BERU Aktiengesellschaft, Ludwigsburg, registered with the commercial register of the local court Ludwigsburg under HRB 5087 (the "COMPANY") by the Sellers to the Buyer (the "SALE AND PURCHASE AGREEMENT").


B. Under the Sale and Purchase Agreement Seller C has sold to Buyer 3,705,875 non par value bearer shares (nennwertlose, auf den Inhaber lautende Stuckaktien) in the Company as described in more detail in the Sale and Purchase Agreement (collectively the "C SHARES"), Seller R has sold to Buyer 511,605 non par value bearer shares in the Company as described in more detail in the Sale and Purchase Agreement (collectively the "R SHARES"), and the Family Sellers have sold 2,003,690 non par value bearer shares in the Company as described in more detail in the Sale and Purchase Agreement (collectively the "FAMILY SHARES").

C. Terms with initial capital letters which are not defined herein shall have the meaning as defined in the Sale and Purchase Agreement.

D. As provided for in Sec. 4.2.1 of the Sale and Purchase Agreement, on the Closing Date the Parties shall execute this Transfer Agreement.

Now, therefore, the Parties agree as follows:

SECTION 1 CONFIRMATIONS BY THE SHARE DEPOSIT BANK

1.1 Seller C has presented a confirmation from Dresdner Bank AG (the "SHARE DEPOSIT BANK") according to which the Share Deposit Bank holds the C Shares on behalf of Seller C in a blocked account (Sperrkonto) and, subject to payment of the C Purchase Price, has been unconditionally and irrevocably instructed to book the C Shares to the following share deposit account of Buyer with the Share Deposit Bank without any right of retention, pledge right or similar right of the Share Deposit Bank being raised:

                  Swift Code:
                  Account No.:

                  ("BUYER'S DEPOSIT ACCOUNT")

         The confirmation of the Share Deposit Bank is attached hereto as
         Exhibit 1.1.

1.2 Seller R has presented a confirmation of the Share Deposit Bank according to which the Share Deposit Bank holds the R Shares in a blocked account (Sperrkonto) and, subject to payment of the R Purchase Price, has been unconditionally and irrevocably instructed to transfer the R Shares to Buyer's Deposit Account without any right of retention, pledge right or similar rights of the Share Deposit Bank being raised. A copy of the confirmation is attached hereto as Exhibit 1.2.

1.3 The Family Sellers have presented a confirmation of the Share Deposit Bank according to which the Share Deposit Bank holds the Family Shares in a blocked account (Sperrkonto) and, subject to payment of the Family Purchase Price, has been unconditionally and irrevocably instructed to transfer the Family Shares to Buyer's Deposit Account without any right of retention, pledge right or similar rights of the Share Deposit Bank being raised. A copy of the confirmation is attached hereto as Exhibit 1.3.

SECTION 2 TRANSFER OF SHARES

2.1 Subject to the condition precedent of receipt of payment of the C Purchase Price at Seller C's Bank Account, Seller C hereby transfers (ubereignet) the C Shares (including the assignment of his fractional co-ownership of the Global Share Certificate) to Buyer and also assigns to the Buyer his claims against Clearstream Banking AG and the Share Deposit Bank as to the delivery (Herausgabe- und Auslieferungsanpruche) with respect to the C Shares. Buyer hereby accepts such transfer and assignment. The transfer of the C Shares shall include all ancillary rights appertaining thereto (Nebenrechte), including without limitation the dividend rights (Gewinnbezugsrecht) to all profits not yet distributed to Seller C by the Closing Date.

2.2 Subject to the condition precedent of receipt of payment of the R Purchase Price at Seller R's Bank Account, Seller R hereby transfers (ubereignet) the R Shares (including the assignment of his fractional co-ownership of the Global Share Certificate) to Buyer and also assigns to the Buyer his claims against Clearstream

         Banking AG and the Share Deposit Bank as to the delivery (Herausgabe-und Auslieferungsanspruche) with respect to the R Shares. Buyer hereby accepts such transfer and assignment. The transfer of the R Shares shall include all ancillary rights appertaining thereto (Nebenrechte), including without limitation the dividend rights (Gewinnbezugrecht) to all profits not yet distributed to Seller R by the Closing Date.

2.3 Subject to the condition precedent of the receipt of payment of the Family Purchase Price at the Family Sellers' Bank Account, the Family Sellers hereby transfer (ubereignen) the Family Shares (including the assignment of their fractional co-ownership of the Global Share Certificate) to Buyer and also assign to the Buyer their claims against Clearstream Banking AG and the Share Deposit Bank as to the delivery (Herausgabe-und Auslieferungsanspruche) with respect to the Family Shares. Buyer hereby accepts such transfer and assignment. The transfer of the Family Shares shall include all ancillary rights appertaining thereto (Nebenrechte), including without limitation the dividend rights (Gewinnbezugsrecht) to all profits not yet distributed to the Family Sellers by the Closing Date.

SECTION 3 MISCELLANEOUS

Sections 9-11 of the Sale and Purchase Agreement shall be applicable to this Transfer Agreement mutatis mutandis.






------------------------------
Place, Date


------------------------------
Seller C, represented by [___]


------------------------------
[_________________]
Seller R, represented by [___]

------------------------------
[_________________]
Seller 3,


------------------------------
[_________________]
Seller 4, represented by [___]


------------------------------
[_________________]
Seller 5, represented by [___]


------------------------------
[_________________]
Seller 6, represented by [___]


------------------------------
[_________________]
Seller 7, represented by [___]


------------------------------
Seller 8, represented by [___]


------------------------------
Seller 9, represented by [___]


------------------------------
Buyer, represented by [___]


Exhibit 1.1: Confirmation from the Share Deposit Bank relating to C Shares
Exhibit 1.2: Confirmation from the Share Deposit Bank relating to R Shares
Exhibit 1.3: Confirmation from the Share Deposit Bank relating to Family Shares

                                                                   EXHIBIT 4.1.3









              COMPANY'S LETTER CONFIRMING COOPERATION WITH AUDITOR

                                                                  [COMPANY LOGO]

Borg Warner Germany GmbH
Im Fuchsloch 16
69123 Heidelberg

                                                   Ludwigsburg, 30. Oktober 2004

MEHRHEITSUBERNAHME

Sehr geehrte Damen und Herren,

Unsere Gesellschaft ("Gesellschaft") wurde heute daruber informiert, dass Sie beabsichtigen, ein Share Purchase Agreement ("SPA") uber den Erwerb einer Aktienmehrheit in unserer Gesellschaft abzuschliessen und anschliessend ein freiwilliges offentliches Ubernahmeangebot an unsere ubrigen Aktionare zu unterbreiten. Sie baten uns, zur ordnungsgemassen Durchfuhrung nachfolgende Bestatigungen abzugeben:

1. Die Gesellschaft bestatigt, dass sie den Wirtschaftsprufern PriceWaterhouseCoopers ("WP") zwischen dem Signing Date und dem Closing Date des SPA angemessenen Zugang zur Gesellschaft und - soweit erforderlich und soweit rechtlich moglich - zur BERU-Gruppe geben wird und in angemessenem Umfang mit dem WP zusammenarbeiten wird, soweit dies erforderlich ist, um mit den Vorbereitungen fur die Prufungsverfahren nach dem Closing Date betreffend das interne Kontrollsystem uber das Finanzwesen zu beginnen, soweit dies nach dem Sarbanes Oxley Act erforderlich ist. Die Zusammenarbeit steht unter der Massgabe, dass (i) die geschaftlichen Interessen und Geschaftsgeheimnisse der Gesellschaft zu wahren sind, (ii) ein fuer die Gesellschaft angemessenes Verfahren fuer diese Arbeiten noch zu vereinbaren ist, (iii) der WP eng mit dem Wirtschaftsprufer der Gesellschaft zusammenarbeiten wird und (iv) der WP seine Arbeiten in einer Weise ausfuhrt, dass diese so wenig storend als moglich fur die Gesellschaft und ihren Geschaftsbetrieb sind. Vor dem Beginn seiner Arbeiten hat der WP schriftlich zu bestatigen, dass er samtliche bei seiner Tatigkeit erlangten Informationen streng vertraulich behandeln wird und ohne schriftliche Zustimmung der Gesellschaft diese Infomationen keinem Dritten (einschliesslich Ihnen) zuganglich machen wird. Die Gesellschaft bestatigt, dass - soweit nach deutschem Recht zulassig - der WP berechtigt ist, Ihnen solche Informationen unmittelbar nach dem Closing Date zuganglich zu machen, soweit dies nach dem Sarbanes Oxley Act erforderlich ist. Soweit der WP auch im Zusammenhang mit der in diesem SPA vorgesehenen Transaktion tatig wird, durfen die Mitarbeiter des WP, die bei den vorstehend genannten Arbeiten tatig werden, nicht mit den Personen identisch sein, die Sie im Zusammenhang mit der Transaktion beraten. Sie werden sich nach besten Kraften bemuhen, diese entsprechenden

                        [LETTERHEAD BASELINE ILLEGIBLE]

Arbeiten innerhalb von zwei Wochen durchfuhren zu lassen, nachdem die Gesellschaft dem WP Zugang gewahrt hat.

2. Fur den Fall, dass Sie ein freiwilliges offentliches Ubernahmeangebot fur die Aktien unserer Gesellschaft abgeben werden, und (i) dieses Ubernahmeangebot eine Bedingung uber eine wesentliche nachteilige Anderung (,,MAC Bedingung") enthalt und (ii) die Feststellung, ob eine wesentliche nachteilige Anderung eingetreten ist, auf Ihre Kosten durch einen Wirtschaftsprufer erfolgt, werden wir innerhalb der gesetzlichen Beschrankungen wahrend der Angebotsfrist dem Wirtschaftsprufer angemessenen Zugang gewahren und mit ihm zusammenarbeiten. Diese MAC Bedingung soll nach unserem Verstandnis sinngemass so aussehen, dass eine wesentliche nachteilige Anderung vorliegt, wenn eine Tatsache nach Paragraph 15 WpHG bei uns eingetreten und veroffentlicht ist und diese Tatsache folgende Auswirkungen hat:


Entweder

- EUR 40,0 Mio. EBITDA-Veranderung der BERU-Gruppe, wenn vernunftigerweise zu erwarten ist, dass diese Tatsache einen einmaligen negativen Effekt auf den EBITDA hat, oder

- EUR 17,5 Mio. EBITDA-Veranderung der BERU-Gruppe, wenn vernunftigerweise zu erwarten ist, dass diese Tatsache einen nachhaltigen bzw. wiederkehrenden negativen Effekt auf den EBITDA hat.

Vor dem Beginn seiner Arbeiten muss der Wirtschaftsprufer schriftlich bestatigen, dass er samtliche bei seiner Tatigkeit erlangten Informationen streng vertraulich behandeln wird und diese Informationen ohne schriftliche Zustimmung der Gesellschaft keinem Dritten zuganglich machen wird. Der WP ist jedoch berechtigt, Ihnen das Ergebnis seiner Prufung mitzuteilen. Der WP wird seine Arbeiten in einer Weise ausfuhren, dass diese so wenig storend als moglich fur die Gesellschaft und ihren Geschaftsbetrieb sind. Das Vorstehende gilt auch, wenn der SPA eine MAC Bedingung enthalt und die Feststellung, ob eine wesentliche nachteilige Anderung eingetreten ist, durch einen Wirtschaftsprufer erfolgt.

Dieses Schreiben unterliegt deutschem Recht.

Mit freundlichen Grussen

BERU AG

-s- Marco von Maltzan                                         -s- Rainer Podeswa
Marco von Maltzan                                             Dr. Rainer Podeswa

                                                                EXHIBIT 5.1.4(b)











           CHART OF STRUCTURE OF THE BERU GROUP AND THE SHAREHOLDINGS

                     BETEILIGUNGSVERHALTNISSE BERU-KONZERN



                                     (CHART)

                          BETEILIGUNGSVERHALTNISSE (A)


NR.                   MUTTER                            TOCHTER
M  --> (1)            AG                                BERU Corp. Japan
M  --> (2)            AG                                BERU Eyquem S.A.S.
M  --> (5)            AG                                Eyquem S.N.C.
(2) --> (3)           BERU Eyquem S.A.S.                BERU TDA S.A.S.
(2) --> (4)           BERU Eyquem S.A.S.                BERU S.A.S.
(2) --> (5)           BERU Eyquem S.A.S.                Eyquem S.N.C.
M  --> (6)            AG                                ZICA Holding
(6) --> (7)           ZICA Holding                      BERU F1 Systems
M  --> (8)            AG                                REMIX Group
M  --> (9)            AG                                BERU Automotive

                          BETEILIGUNGSVERHALTNISSE (B)

NR.                         MUTTER                     BET.-UNTERNEHMEN
M --> (10)                  AG                         B 80
M --> (11)                  AG                         BERU Korea
M --> (12)                  AG                         BERU Mexiko
M --> (13)                  AG                         BERU Elec. GmbH
(13) --> (14)               BERU Elec. GmbH            Betriebsstatte Trallee
M --> (15)                  AG                         BERU Italia
(13) --> (15)               BERU Elec. GmbH            BERU Italia
M --> (16)                  AG                         BERU S.p.r.l.
(13) --> (16)               BERU Elec. GmbH            BERU S.p.r.l.
M --> (17)                  AG                         BERU Diesel Start Systems

                          BETEILIGUNGSVERHALTNISSE (C)

NR.                      MUTTER                       BET.-UNTERNEHMEN
M --> (18)               AG                           BERU Bichenauer
M --> (19)               AG                           IMPCO BERU
M --> (20)               AG                           BERU Corp. US
M --> (21)               AG                           Hakatherm
M --> (22)               AG                           BERU Microelectronica
(22) --> (23)            BERU Microelectronica        SIMESA Brasil

                                                                        5.1.4(f)









                             ENVIRONMENTAL REPORTS

--------------------------------------------------------------------------------
Environmental Assessment Program                  Portfolio Summary Report
Liste: ERM-reference to Phase I
Environmental Assessment Phase I Report           BERU AG
Environmental Assessment Phase I Report           BERU-Eichenauer GmbH
Environmental Assessment Phase I Report           BERU AG Neuhaus Schierschnitz
Environmental Assessment Phase I Report           BERU AG Wjesenttal-Muggendorf
Environmental Assessment Phase I Report           BERU Electronics GmbH, Bretten
Environmental Assessment Phase I Report           BERU Electronics GmbH, Tralee
Environmental Assessment Phase I Report           BERU TDA SAS
Environmental Assessment Phase I Report           BERU SAS
Environmental Assessment Phase I Report           REMIX Group Electronics
Environmental Assessment Phase I Report           B80 S.r.l.
Environmental Assessment Phase I Report           BERU F1 Systems Ltd.
Environmental Assessment Phase I Report           BERU Microlectronica S.A.
Environmental Assessment Phase I Report           BERU Korea Co. Ltd.
Environmental Assessment Phase I Report           BERU Automotive Co. Ltd.
Environmental Assessment Phase I Report           BERU S.A. de C.V.
--------------------------------------------------------------------------------
4.Sachstandsbericht zur Bodenluftabsaugung u.     BERU AG Werk III
Grundwasseruberwachung-01.12.2003
3.Sachstandsbericht zur Bodenluftabsaugung u.     BERU AG Werk III
Grundwasseruberwachung-30.06.2003
2.Sachstandsbericht zur Bodenluftabsaugung u.     BERU AG Werk III
Grundwasseruberwachung-30.11.2002
Sachstandsbericht zur Bodenluftabsaugung u.
Grundwasseruberwachung-17.06.2002
Bericht zu den erganzenden                        BERU AG Werk III
Grundwasseraufschlussbohrungen-28.05.2001
Bericht zur Grundwasseruberwachung-21.11.2000     BERU AG Werk III
Bericht zu den erganzenden Bohrungen-06.11.2000   BERU AG Werk III
Bericht zu den Bodenluftabsaugversuchen an den    BERU AG Werk III
Absaugpegeln B 16-B19-10.04.2000
Bericht zu den Bodenluftabsaugversuchen an den    BERU AG Werk III
Pegeln-27.07.1999
Bericht zu den erganzenden Bohrungen-27.01.1999   BERU AG Werk III
Bericht zu den Bodenuntersuchungen im ehem.       BERU AG Werk III
Galvanikkeller-25.01.1999
Bericht zu den Bodenluftabsaugungen an den Pegeln BERU AG Werk III
B1 und B4-20.10.1998
Bericht zu den Bodenluftabsaugungen an de Pegeln  BERU AG Werk III
B1 und B4-25.04.1997
--------------------------------------------------------------------------------
DD Report for Environmental and Health and        F1 Systems
Safety Issues
Phase I Environmental Audit                       F1 Systems
E&Y: Due DiligenceBericht Projekt JCAE-Juni 2003
--------------------------------------------------------------------------------

                        --------------------------------
                          SALE AND PURCHASE AGREEMENT
                        --------------------------------


                                 regarding the
                              Sale and Purchase of



                       Shares in BERU Aktiengesellschaft


                        --------------------------------
                               POWERS OF ATTORNEY
                        --------------------------------

                        --------------------------------
                          SALE AND PURCHASE AGREEMENT
                        --------------------------------


                                 regarding the
                              Sale and Purchase of



                       Shares in BERU Aktiengesellschaft


                        --------------------------------
                               POWER OF ATTORNEY

                                    SELLER C
                        --------------------------------

              VOLLMACHT                          POWER OF ATTORNEY

          Die Unterzeichnete                      The undersigned

                           CRP BE 00 Beteiligungs GmbH
                                 Promenadeplatz 8
                                 80333 Munchen


bevollmachtigt hiermit die Rechtsanwalte     hereby authorizes the attorneys-at-law

                            Dr. Norbert Rieger
                              Dr. Rolf Fuger
                             Dr. Martin Erhardt
                             Dr. Thomas [illegible]

                   geschaftsansassig/with business address at

                     Milbank, Tweed, Hadley & McCloy L.L.P.
                              Maximilianstrasse 15
                                 80538 Munchen

                 (die ,,Bevollmachtigten"/the "Representatives")

jede von ihnen einzeln und unabhangig         each of them individually and independent
voneinander, im Namen und fur Rech-           from each other, to do in the name and for
nung der CEP BE 00 Beteiligungs GmbH          the account of CEP BE 00 Beteilingungs
(nachfolgend ,,die Gesellschaft"), die        GmbH (hereinafter the "Company") the
nachstehenden Handlungen vorzunehmen:         following acts:

1. Abschluss eines Vertrages uber den         1. The execution of an agreement relat-
   Verkauf der von der Gesellschaft ge-          ing to the sale and purchase of the
   haltenen Aktien an der BERU Akti-             shares held by the Company in BERU
   engesellschaft mit Sitz in Ludwigs-           Aktiengesellschaft with registered
   burg und eingetragen im Handelsre-            sent in Ludwigsburg and registered
   gister des Amtsgerichts Ludwigsburg           with the commercial register of the
   unter HRB 5087 (nachfolgend ,,die             lower court of Ludwigsburg (herein-
   BERU-Aktien") mit der Borg War-               after "the BERU Shares") under




                                                                             1/3
   ner Germany GmbH oder einem mit               HRB 5087 to Borg Warner Germany
   dieser verbundenen Unternehmen                GmbH or any of its affiliates
   (nachfolgend ,,der Kaufer"):                  (hereinafter "the Purchaser");

2. Abschluss eines Vertrages uber die         2. The execution of an agreement
   Ubertragung der BERU-Aktien von der           relating to the transfer of the
   Gesellschaft auf den Kaufer.                  BERU Shares from the Company
                                                 to the Purchaser.

Die Bevollmachtigten sind auch befugt,        The Representatives are also
alle weiteren Vereinbarungen                  authorized to enter into any
abzuschliessen und Rechtshandlungen           agreement and do any legal act
vorzunehmen, die ihnen im Zusammenhang        they may consider necessary in
mit dem Vorstehenden erforderlich             connection with the above, in
erscheinen, insbesondere eine                 particular to execute a closing
Ubertragungsbestatigung an den Kaufer         confirmation to the Purchaser.
zu unterzeichnen.

Die Bevollmachtigten werden hiermit           Dispensation is hereby granted to
von den Beschrankungen des Paragraph 181      the Representatives from the
BGB befreit.                                  restrictions of Sec. 181 of the
                                              German Civil Code (BGB).

Die Bevollmachtigten haben das Recht,         The Representatives shall be
zu den oben aufgefuhrten Zwecken Unter-       entitled to subdelegate for the
vollmacht zu erteilen und die Unterbe-        aforementioned purposes the rights
vollmachtigten ebenfalls von den Be-          granted to them by this Power of
schrankungen des Paragraph 181 BGB zu         Attorney and to grant dispensation
befreien.                                     from the restrictions of Sec. 181
                                              German Civil Code (BGB) to the
                                              sub-Representatives as well.

Diese Vollmacht unterliegt dem Recht der      This power of attorney shall be
Bundesrepublik Deutschland. Im Zweifel        governed by German law. In case of
ist die deutsche Fassung massgeblich.         doubt, the German version shall
                                              prevail.








                                                                             2/3

                          CEP BE 00 Beteiligungs GrubH





   Munchen, 28.10.04                     Munchen, 28.10.04
------------------------------------  ------------------------------------
(Ort/Place, Datum/Date)               (Ort/Place, Datum/Date)







   /s/ Heinrich N. Rutz                  /s/ Gregor Bohm
------------------------------------  ------------------------------------
Heinrich N. Rutt                      Gregor Bohm
Geschaftsfuhrer/Managing Director     Geschaftsfuhrer/Managing Director








                                                                             3/3

      -------------------------------------------------------------------

                          SALE AND PURCHASE AGREEMENT

      -------------------------------------------------------------------







                                 regarding the
                              Sale and Purchase of






                       Shares in BERU Aktiengesellschaft



      -------------------------------------------------------------------

                  POWER OF ATTORNEY AND SUB-POWER OF ATTORNEY
                                    SELLER R

      -------------------------------------------------------------------

              VOLLMACHT                             POWER OF ATTORNEY

          Die Unterzeichnete                         The undersigned


bevollmachtigt hiermit die Rechtsanwalte  hereby authorizes the attorneys-at-law



                            Rechtsanwalte u. Notare

Gotz Grub, Dr. Wolfgang Frank, Gerhard Bahmann, Christoph Schickhardt, Georg Englert, Dr. Peter Grosse, Jurgen Gabriel, Dr. Siegfried Breitling, Dr. Ralf Kitzberger L.L.M., Dr. Joachim Rain, Dr. Holger Thomma, Jochem Beckert.


                   geschaftsansassig/ with business address at

                               Solitudestrasse 20
                               71638 Ludwigsburg


                (die ,,Bevollmachtigten"/the "Representatives")

jeden von ihnen einzeln und unabhangig   each of them individually and indepen-
voneinander, im Namen und fur Rech-      dent from each other, to do in the name
nung der Frau Ingelore Ruprecht          and for the account of Mrs. Ingelore
(nachfolgend ,,Ingelore Ruprecht")       Ruprecht (hereinafter "Ingelore Rup-
die nachstehenden Handlungen             recht") the following acts:
vorzunehmen:

1.  Abschluss eines Vertrages uber       1.  The extention of an agreement re-
    den Verkauf der von Frau Inge-           lating to the sale and purchase of
    lore Ruprecht gehaltenen                 the shares held by Mrs. Ingelore
    Aktien an der BERU Aktien-               Ruprecht in BERU Aktiengesellschaft
    gesellschaft mit Sitz in Lud-            with registered seat in Ludwigs-
    wigsburg und eingetragen im              burg and registered with the com-
    Handelsregister des Amts-                mercial register of the lower court
    gerichts Ludwigsburg unter HRB           of
    5087 (nachfol-







                                                                             1/3
     gend ,,die BERU-Aktien") mit der        Ludwigsburg (hereinafter "the
     Borg Warner Germany GmbH oder           BERU Shares") under HRB 5087 to
     einem mit dieser verbundenen            Borg Warner Germany GmbH or any
     Unternehmen (nachfolgend ,,der          of its affiliates (hereinafter "the
     Kaufer");                               Purchaser");

2.   Abschluss eines Vertrages uber     2.   The execution of an agreement
     die Ubertragung der BERU-Aktien         relating to the transfer of the
     von Frau Ingelore Ruprecht auf          BERU Shares from Mrs. Ingelore
     den Kaufer.                             Ruprecht to the Purchaser.

Die Bevollmachtigten sind auch          The Representatives are also authorized
befugt,alle weiteren Vereinbarungen     to enter into any agreement and do any
abzuschliessen und Rechtshandlugen      legal act they may consider necessary in
vorzunehmen, die ihnen im Zusammenhang  connection with the above, in particular
mit dem Vorstehenden erforderlich       to execute a closing confirmation to the
erscheinen, insbesondere eine           Purchaser.
Ubertragungsbestatigung an den Kaufer
zu unterzeichnen.

Die Bevollmachtigten werden hiermit     Dispensation is hereby granted to the
von den Beschrankungen des Paragraphs   Representatives from the restrictions of
181 BGB befreit.                        Sec. 181 of the German Civil Code (BGB).

Die Bevollmachtigten haben das Recht,   The Representatives shall be entitled to
zu den oben aufgefuhrten Zwecken        subdelegate for the aforementioned
Untervollmacht zu erteilen und die      purposes the rights granted to them by
Unterbevollmachtigten ebenfalls von     this Power of Attorney and to grant
den Beschrankungen des Paragraphs 181   dispensation from the restrictions of
BGB zu befreien.                        Sec. 181 German Civil Code (BGB) in the
                                        sub-Representatives as well.

Diese Vollmacht unterliegt dem Recht    This power of attorney shall be
der Bundesrepublik Deutschland. Im      governed by German law. In case of
Zweifel ist die deutsche Fassung        doubt, the German version shall prevail.
massgeblich.







                                                                             2/3

/s/ Ingelore Ruprecht                             /s/ Ingelore Ruprecht

                             Mrs. Ingelore Ruprecht



 Ludwigsburg, den 29.10.2004                      Ludwigsburg, October 29, 2004
------------------------------                    ------------------------------
(Ort/Place, Datum/Date)                           (Ort/Place, Datum/Date)





Urkundenrolle Nr. 3116/2004



Unterschriftsbeglaubigung

Vorstehende, vor mir vollzogene Unterschift von

Frau Ingelore Helene Ruprecht, geb. Vetter;
geborem am 24. Juni 1924,
wohnhaft 71638 Ludwigsburg, Friedrichstr. 46,

beglaubige ich.

Frau Ruprecht ist mir personlich bekannt.


Ludwigsburg, den 29. Oktober, 2004

                                                    /s/ Rosi
                                                    ------------------------
                                                    Rosi
                                                    Notar


                                  [Round Seal]




                                                                             3/3

UNTERVOLLMACHT                                SUB-POWER OF ATTORNEY

Der Unterzeichnende                           The undersigned

         Rechtsanwalt und Notar a.D./attorney-at-law and retired notary

                                   Gotz Grub

                   geschaftansassig/with business address at

                                Solitudestr. 20
                               71638 Ludwigsburg

bevollmachtigt hiermit die                    hereby authorizes the
Rechtsanwalte                                 attorneys-at-law


                               Dr. Norbort Rieger
                               Dr. Martin Erhardt

                   geschaftsansassig/with business address at

                      Milbank, Tweed, Hadley & McCloy LLP
                              Maximilianstrabe 15
                                 80539 Munchen
                 (die ,,Bevollmachtigten"/the "Representatives")

jeden von ihnen einzeln und unabhangig         each of them individually and
voneinander, Frau Ingelore Ruprecht im         independent from each other, to
Umfang der als Anlage zu dieser Unter-         represent Ms. Ingelore Ruprecht
vollmacht beigefugten Vollmacht der            within the scope of the power of
Frau Ingelore Ruprecht zu vertreten.           attorney of Ms. Ingelore Ruprecht
                                               as enclosed in the Appendix.

Die Bevollmachtigten werden hiermit            Dispensation is hereby granted to
von den Beschrankungen des Paragraph 181       the Representatives from the
BGB befreit.                                   restrictions of Sec. 181 of the
                                               German Civil Code (BGB).








                                                                             1/3

Die Bevollmachtigten haben das Recht, zu      The Representatives shall be
den oben aufgefurten Zwecken Unter-           entitled to subdelegate for the
vollmacht zu erteilen und die Unterbe-        aforementioned purposes the rights
vollmachtigten ebenfalls von den Be-          granted to them by this Power of
schrankungen des Paragraph 181 BGB zu         Attorney and to grant dispensation
befreien.                                     from the restrictions of Sec. 181
                                              German Civil Code (BGB) to the
                                              Sub-Representatives as well.

Diese Vollmacht unterliegt dem Recht          This power of attorney shall be
Bundersrepublik Deutschland. Im Zweifel       governed by German law. In case of
ist die deutsche Fassung massgeblich.         doubt, the German version shall
                                              prevail.






                       ----------------------------------
                         Ludwigsburg, 30 October, 2004


                                 /s/ Goz Grub
                       ----------------------------------
                                    Goz Grub








                                                                             2/3

               VOLLMACHT                          POWER OF ATTORNEY

          Die Unterzeichnete                       The undersigned

bevollmachtigt hiermit die Rechtsanwalte  hereby authorizes the attorneys-at-law


                             Rechtsanwalte u. Notare

Gotz Grub, Dr. Wolfgang Frank, Gerhard Bahmann, Christoph Schickhardt, Georg Englert, Dr. Peter Grosse, Jurgen Gabriel, Dr. Siegfried Breiding, Dr. Ralf Kitzberer LL.M, Dr. Joachim Rain, Dr. Holger Thomma, Jochen Beckert

                   geschaftsansassig/with business address at

                               Solitudestrasse 20
                               71638 Ludwigsburg

                 (die ,,Bevollmachtigten"/the "Representatives")

jeden von ihnen einzeln und unabhangig       each of them individually and independent
voneinander, im Namen und fur Rech-          from each other, to do in the name and for
nung der Frau Ingelore Ruprecht (nach-       the account of Mrs. Ingelore Ruprecht
folgend ,,Ingelore Ruprecht") die nachste-   (hereinafter "Ingelore Ruprecht") the
henden Handlungen vorzunehmen:               following acts:

1. Abschluss eines Vertrages uber den        1. The execution of an agreement relat-
   Verkauf der von Frau Ingelore Rup-           ing to the sale and purchase of the
   recht gehaltenen Aktien an der BERU          shares held by Mrs. Ingelore Ru-
   Aktiengesellschaft mit Sitz in Lud-          precht in BERU Aktiengesellschaft
   wigsburg und eingetragen im Han-             with registered seat in Ludwigsburg
   delsregister des Amtsgerichts Lud-           and registered with the commercial
   wigsburg unter HRB 5087 (nachfol-            register of the lower court of








                                                                             1/3
    gend ,,dle BERU-Aktien") mit der          Ludwigsburg (hereinafter "the
    Borg Warner Germany GmbH oder             BERU Shares") under HRB 5087 to
    einem mit dieser verbundenen              Borg Warner Germany GmbH or any
    Unternehmen (nachfolgend ,,der            of its affiliates (hereinafter
    Kaufer");                                 "the Purchaser");

2.  Abschluss eines Vertrages uber        2.  The execution of an agreement
    die Ubertragung der BERU-Aktien           relating to the transfer of the
    von Frau Ingelore Ruprecht auf            BERU Shares from Mrs. Ingelore
    den Kaufer.                               Ruprecht to the Purchasor.



Die Bevollmachtigten sind auch            The Representatives are also
befugt, alle weiteren Vereinbarungen      authorized to enter into any
abzuschliessen und Rechtshandlungen       agreement and do any legal act they
vorzunehmen, die ihnen im                 may consider necessary in connection
Zussmmenhang mit dem Vorstehenden         with the above, in particular to
erforderlich erscheinen, insbesondere     execute a closing confirmation to the
eine Ubertragungsbestatigung an den       Purchaser.
Kaufer zu unterzeichnen.


Die Bevollmachtigten werden hiermit       Dispensation is hereby granted to the
von den Beschrankungen des S181           Representatives from the restrictions
Befreit.                                  of Sec. 181 of the German Civil Code
                                          (BGB).


Die Bevollmachtigten haben das Recht,     The Representatives shall be entitled
zu den oben aufgefuhrten Zwecken          to subdelegate for the aforementioned
Untervollmacht zu erteilen und die        purposes the rights granted to them
Unterbevollmachtigten ebenfalls von       by this Power of Attorney and to
den Beschrankungen des S181 BGB zu        grant dispensation from the
befreien.                                 restrictions of Sec. 181 German Civil
                                          Code (BGB) to the sub-Representatives
                                          as well.

Diese Vollmacht unterliegt dem Recht      This power of attorney shall be
der Bundesrepublik Deutschland. Im        governed by German law. In case of
Zweifel ist die deutsche Fassung          doubt, the German version shall
massgeblich.                              prevail.








                                                                             2/3

/s/ Ingelore Ruprecht                             /s/ Ingelore Ruprecht

                             Mrs. Ingelore Ruprecht



 Ludwigsburg, den 29.10.2004                      Ludwigsburg, October 29, 2004
------------------------------                    ------------------------------
(Ort/Place, Datum/Date)                           (Ort/Place, Datum/Date)





Urkundenrolle Nr. 3116/2004



Unterschriftsbeglaubigung

Vorstehende, vor mir vollzogene Unterschrift von

Frau Ingelore Helene Ruprecht, geb. Vetter;
geboren am 24. Juni 1924,
wohnhaft 71638 Ludwigsburg, Friedrichstr. 46,

beglaubige ich.

Frau Ruprecht ist mir personlich bekannt.


Ludwigsburg, den 29. Oktober, 2004



                                                    /s/ Rosi
                                                    ------------------------
                                                    Rosi
                                                    Notar

                                  [Round Seal]





                                                                             3/3

                        --------------------------------
                          SALE AND PURCHASE AGREEMENT
                        --------------------------------


                                 regarding the
                              Sale and Purchase of



                       Shares in BERU Aktiengesellschaft


                        --------------------------------
                               POWER OF ATTORNEY
                                    SELLER 3
                        --------------------------------

              VOLLMACHT                           POWER OF ATTORNEY

Ich,                                     I,

                                 Wolfram Birkel
                              Klosterfeldstrasse 14
                               D-21614 Buxtehude


bevollmachtige in eigenem Namen und      herewith authorize on my own behalf
als Geschaftsfuhrer der Verwaltung-      and in my capacity as a managing
sellschaft Klosterfeld Beteilgungen      director of Verwaltungsellschaft
mbH, die ihrerseits Komplementarin       Klosterfeld Beteiligungen mbH, which
der Klosterfeld Beteiligungen GmbH       is the general partner of Klosterfeld
& Co. KG ist, hiermit                    Beteiligungen GmbH & Co. KG.

                            Herrn Dr. Jorgen Tielmann
              geschaffsansassig in Hermannstr. 40, D-20095 Hamburg

fur mich selbst und fur die Kloster-     to represent me and to take any and
feld Beteiligungen GmbH + Co. KG,        all action in my name and on my behalf
Buxtehude, alle Erklarungen abzugeben    of Klosterfeld Beteiligungen GmbH + Co.
und alle Handlungen vorzunehmen, die     KS, Buxtehude, in all matters and
nach Auffassung des Bevollmachtigten     affairs which in the judgment of the
notwendig oder erforderlich sind zum     attorney-in-fact is necessary or re-
Abschluss eines Kaufvertrages uber       quired in connection with the exe-
Akatien an der BERU Aktiengesell-        cution of a sale and purchase agree-
schaft (HRB 5087 AG Ludwigsburg)         ment regarding shares in BERU Aktien-
mit der BorgWarner Germany GmbH oder     gesellschaft (HRB 5087 AG Ludwigsburg)
einem mit ihr verbundenen Unterneh-      to BorgWarner Germany GmbH or any of
men.                                     its affiliates.
Der Bevollmachtigte ist von den Bes-     The attorney-in-fact is released from
chrankungen des S 181 BGB befreit und    the restrictions on self-dealing under
berechtigt. Untervollmachten zu          Section 181 of the German Civil Code
erteilen. Diese Vollmacht ist jeder-     and may delegate this Power of Attor-
zeit widerruflich. Sie unterliegt        ney. This Power of Attorney can be
deutschem Recht. Die deutsche            terminated at any time. It is governed
Fassung ist Massgeblich.                 by German law. The German version
                                         shall prevail.

                           Hamburg, 30. Oktober 2004

                            durch/by: Wolfram Birkel

                               -s- Wolfram Birkel
                               ==================

                        --------------------------------
                          SALE AND PURCHASE AGREEMENT
                        --------------------------------


                                 regarding the
                              Sale and Purchase of



                       Shares in BERU Aktiengesellschaft


                        --------------------------------
               POWER OF ATTORNEY AND DELEGATED POWER OF ATTORNEY
                                    SELLER 4
                        --------------------------------

                        --------------------------------
                          SALE AND PURCHASE AGREEMENT
                        --------------------------------



                                 regarding the
                              Sale and Purchase of




                       Shares in BERU Aktiengesellschaft

                                  Ausfertigung    Beglaubigte Abschrift



Nr. 1503/2001 der Urkundenrolle KN


                                   Verhandelt


In Hamburg-Harburg am 13. August 2001


Vor mir, dem Notar


                               Dr. Klaus Nesemann


mit dem Amtssitz in Hamburg-Harburg, Bremeer Strasse 4, erschien heute:


     Frau Elsa BIRKEL geborene Ruprecht,
     geboren am 14. Januar 1913,
     wohnhoft in 21614 Buxehude, Hohe Berge 19,
     -ausgewiesen durch Bundespersonalausweis-.


Die Erschienene ersuchte mich um die Beurkundung folgender


                         GENERAL- UND VORSORGEVOLLMACHT


und erklarte:


1.  Hiermit bevollmachtige ich meinen Sohn,


               Herrn Wolfram Ruprecht Birkel.
               geboren am 13. Juni 1944,
               wohnhaft Klosterfeldstrabe 14, 21614 Buxtehude,


     mich in allen meinen Angelegenheiten gerichtlich und aussergerichtlich zu vertreten. Die Vertretungsmacht des Bevollmachtigten soll sich ohne je-de Ausnahme auf alle Rechtsgeschafte und Rechtshandlungen erstrek-





               M.M. Warkurg & CO Kommanditgesellchaft auf Aktien

M.M. Warkurg Bank . 20029 Harsburg . Godsfetgrope/Office; Farpopunfroodle 75 . 20095 Harlsburg . Telefon 0 40 - 32.82 - , U - Telefon 0 40 - 36.18
unitelligible . BIC (SWIFT); UNITELLIGIBLE . unitelligible 201. 201 00 . Unitelligible Hamburg HRB Nr. 84168 ken, die von mir und mir gegenuber vorgenommen werden konnen, soweit eine Vertretung gesetzlich zulassig ist.

                                  betr: 2. pp.

3. Diese Vollmacht erlischt nicht durch meinen Tod oder meine
   Geschaftsunfahigkeit.

4. Der Bevollmachtigte ist auch befugt, Rechtsgeschafte mit sich im eigenen Namen oder als Vertreter eines Dritten vorzunehmen. Ich bin von dem Notar uber die Risiken einer damit moglicherweise verbundenen Interessenkollision eingehend belehrt worden.

5. Der Bevollmachtigte kann Untervollmacht erteilen und dabei diese Vollmacht ganz oder teilweise auf Dritte ubertragen.

6. Der Notar wird angewiesen, dem Bevollmachtigten jederzeit Ausfertigungen dieser Vollmacht zu erteilen, bis ich diese Anweisung dem Notar gegenuber schriftlich widerrufen habe.

7. Die Vollmacht wird mit Abschluss dieser Urkunde wirksam. Sie gilt zeitlich unbeschrankt, ich behalte mir jedoch jederzeit den Widerruf vor.

   Die Vertretungsmacht des Bevollmachtigten soll in weitestmoglichem Umfang Bestand haben, und zwar ohne Rucksicht auf mogliche Veranderungen der bestenhenden Rechtsgrundlagen und der tatsachlichen Verhaltnisse. Sollte eine der vorbezeichneten Bestimmungen unwirksam sein oder werden, so bleiben die ubrigen Bestimmungen wirksam.

   Ich bin von dem Notar auf den weitgenhenden Umfang vorstehender Vollmacht und den damit verbundenen Vertrauenscharakter hingewiesen worden.

     Der Notar hat sich aufgrund des personlichen Eindrucks und der mit der Erschienenen gefuhrten Unternaltung von lhrer vollen Geschaftsfahigkeit uberzeugt.

Die vorstehende Niederschrift wurde der Erschienenen von dem Notar vorgelesen, von ihr genehmigt und wie folgt unterschrieben:



                                              /s/ Elsa Birkel
                                              --------------------------
                                              [seal]

UNTERVOLLMACHT                           DELEGATED POWER OF ATTORNEY
Ich,                                     I,



                                 Wolfram Birkel
                              Klosterfeldstrasse 14
                                D-21614 Buxtehude


bevollmachtige aufgrund der mir        herewith authorize on the basis of the
von Frau Elsa Birkel erteilten         general power of attorney issued by
Generalvollmacht vom 13. August        Ms. Elsa Birkel dated 13 August 2001
2001 (UR-Nr. 1503/2001 des Notars      (notarial deed no. 1503/2001 of the
Dr. Klaus Nesemann, Hamburg)           Hamburg notary Dr. Klaus Nesemann),
sowie der mir von Frau Annegret        as well as the powers of attorney issued
Birkel am 25. Oktober 2004             by Ms. Annegret Birkel on 25 October 2004
(UR-Nr. 1901/2004 des Notars Ulf       (notarial deed no. 1901/2004 of the
Nesemann, Hamburg), von Herrn          Hamburg notary Dr. Ulf Nesemann), by
Christoph Birkel am 24. Oktober        Mr. Christoph Birkel on 24 October 2004,
2004, von Frau Catharina Birkel        by Ms. Catharina Birkel on 22 October
am 22. Oktober 2004 sowie von der      2004 and by Meier-Birkel GmbH & Co. KG on
Meier-Birkel GmbH & Co. KG am 25.      25 October 2004 (the above mentioned
Oktober 2004 erteilten Vollmachten     principals will hereinafter be jointly
(die vorstehend genannten              referred to as "Principals")
Vollmachtgeber werden nachfolgend
insgesamt ,,Vollmachtgeber''
genannt)


                            Herrn Dr. Jorgen Tielmann
                       geschaftsansassig in Hermannstr. 40,
                                D-20095 Hamburg

fur die Vollmachtgeber                 to represent the Principals on the basis
in Untervollmacht alle                 of this delegated power of attorney and
Erklarungen abzugeben und alle         to take any and all action in their
Handlungen vorzunehmen, die nach       respective names and on my behalf in all
Auffassung des Bevollmachtigten        matters and affairs which in the
notwendig oder erforderlich            judgment of the attorney-in-fact is
sind zum Abschluss eines               necessary or required in connection with
Kaufvertrages uber Aktien              the execution of a sale and purchase
an der BERU Aktiengesellschaft         agreement regarding shares in BERU
(HRB 5087 AG Ludwigsburg) mit          Aktiengesellschaft (HRB 5087 AG
der BorgWarner Germany GmbH            Ludwigsburg) to BorgWarner Germany GmbH
oder einem mit ihr verbundenen         or any of its affiliates.
Unternehmen.

Der Bevollmachtigte ist von den        The attorney-in-fact is released from the
Beschrankungen des Paragraphs 181      restrictions on self-dealing under
BGB befreit und berechtigt,            Section 181 of the German Civil Code and
Untervollmachten zu erteilen.          may delegate this Power of Attorney. This
Diese Vollmacht ist jederzeit
widerruflich. Sie
unterliegt deutschem Recht. Die            Power of Attorney can be terminated
deutsche Fassung ist massgeblich.          at any time. It is governed by German
                                           law. The German version shall
                                           prevail.



                           Hamburg, 30. Oktober 2004



                             durch/by: Wolfram Birkel

                             /s/ Wolfram Birkel
                          ---------------------------

                  ----------------------------------------------

                          SALE AND PURCHASE AGREEMENT

                  ----------------------------------------------



                                 regarding the
                              Sale and Purchase of




                       SHARES IN BERU AKTIENGESELLSCHAFT


                  ----------------------------------------------

               POWER OF ATTORNEY AND DELEGATED POWER OF ATTORNEY

                                    SELLER 5

                  ----------------------------------------------

                      Nr. 1901 /2004 der Urkundenrolle UN
                      -----------------------------------


               VOLLMACHT                          POWER OF ATTORNEY
               ---------                          -----------------
    Ich,                                    I,


                                Annegret Birkel
                               geb. am 7.11.1938
                              Klosterfeldstrasse 14
                                21614 Buxtehude

    bevollmachtige hiermit                  herewith authorize

                              HERRN WOLFRAM BIRKEL

                              KLOSTERFELDSTRASSE 14
                                21614 BUXTEHUDE


    fur mich alle Erklarungen abzugeben und alle       to represent me and to take any and all
    Handlungen vorzunehmen, die nach                   action in my name and on my behalf in
    Auffassung des Bevollmachtigten notwendig          all matters and affairs which in the
    oder erforderlich sind zum Abschluss eines         judgment of the attorney-in-fact is
    Kaufvartrages uber Aktien an der BERU              necessary or required in connection with
    Aktiengesellschaft (HRB 5087 AG                    the transfer of shares in BERU
    Ludwigsburg) mit der BorgWarner Germany            Aktiengesellschaft (HRB 5087 AG
    GmbH oder einem mit ihr verbundenen                Ludwigsburg) to BorgWarner Germany
    Unternehmen.                                       GmbH or any of its affiliates.

    Der Bevollmachtigte ist von den                    The attorney-in-fact is released from the
    Beschrankungen des Paragraph 181 BGB befreit       restrictions on self-dealing under Section
    und berechtigt, Untervollmacht zu erteilen.        181 of the German Civil Code and may
    Diese Vollmacht ist jederzeit widerruflich.        delegate this Power of Attorney. This
    Sie unterliegt deutschem Recht. Die deutsche       Power of Attorney can be terminated at
    Fassung ist massgeblich.                           any time. It is governed by German law.
                                                       The German version shall prevail.


                              Ort/Place:  Hamburg
                                   ----------
                            Datum/Date   25.10.2004
                                 -------------

                                   durch/by:
                             /s/  Annegret Birkel
                            -----------------------

                            -----------------------

                   Beglaubigungsvermerk/Notarial Certificate

Ich, der unterzeichnende Notar                I, the undersigned notary

                                Dr. Ulf Nesemann

mit Amtssitz in                              officiating in

                          21073 Hamburg, Bremer Str. 4

Deutschland,                                 Germany,

bestatige und bescheinige hiermit, dass      herewith confirm and certify that

                    Frau Annegret Birkel, geb. am 7.11.1938
                wohnhaft in 21614 Buxtehude, Klosterfeldstr. 14
                             - von Person bekannt -

heute vor mir erschienen ist, sich           today appeared before me, identified
ausgewiesen und vor mir die vorstehende      herself to my satisfaction and in my
Vollmacht unterzeichnet hat.                 presence signed the above Power of
                                             Attorney.


[NOTARY                                      /s/"Ulf Nesemann"
 PUBLIC                                       Notar/Notary Public
 STAMP]


            UNTERVOLLMACHT                                   DELEGATED POWER OF ATTORNEY

Ich,                                                 I,

                                           Wolfram Birkel
                                       Klosterfeldstrasse 14
                                         D-21614 Buxtehude

bevollmachtige aufgrund der mir von Frau               herewith autorize on the basis of the
Elsa Birkel erteilten Generalvollmacht vom 13.         general power of attorney issued by Ms.
August 2001 (UR-Nr. 1503/2001 des Notars               Elsa Birkel dated 13 August 2001 (notarial
Dr. Klaus Nesemann, Hamburg) sowie der mir             deed no. 1503/2001 of the Hamburg
von Frau Annegret Birkel am 25. Oktober                notary Dr. Klaus Nesemann), as well as
2004 (UR-Nr. 1901/2004 des Notars Ulf                  the powers of attorney issued by Ms.
Nesemann, Hamburg), von Herrn Christoph                Annegret Birkel on 25 October 2004
Birkel am 24. Oktober 2004, von Frau                   (notarial deed no. 1901/2004 of the
Catharina Birkel am 22. Oktober 2004 sowie             Hamburg notary Dr. Ulf Nesemann), by
von der Meier-Birkel GmbH & Co. KG am 25.              Mr. Christoph Birkel on 24 October 2004,
Oktober 2004 erteilten Vollmachten (die                by Ms. Catharina Birkel on 22 October
vorstehend genannten Vollmachtgeber                    2004 and by Meier-Birkel GmbH & Co. KG
werden nachfolgend insgesamt                           on 25 October 2004 (the above mentioned
,,Vollmachtgeber'' genannt)                            principals will hereinafter be jointly referred
                                                       to as "Principals")

                                     Herrn Dr. Jorgen Tielmann
                                geschaftsansassig in Hermannstr. 40,
                                          D-20095 Hamburg

fur die Vollmachtgeber in Untervollmacht alle          to represent the Principals on the basis of
Erklarungen abzugeben und alle Handlungen              this delegated power of attorney and to
vorzunehmen, die nach Auffassung des                   take any and all action in their respective
Bevollmachtigten notwendig oder erforderlich           names and on my behalf in all matters
sind zum Abschluss eines Kaufvertrages oder            and affairs which in the judgment of the
Aktien an der BERU Aktiengesellschaft (HRB             attorney-in-fact is necessary or required in
5087 AG Ludwigsburg) mit der BorgWarner                connection with the execution of a sale
Germany GmbH oder einem mit ihr                        and purchase agreement regarding
verbundenen Unternehmen.                               shares in BERU Aktiengesellschaft (HRB
                                                       5087 AG Ludwigsburg) to BorgWarner
                                                       Germany GmbH or any of its affiliates.
Der Bevollmachtigte ist von den                        The attorney-in-fact is released from the
Beschrankungen des Paragraphen 181 BGB befreit und     restrictions on self-dealing under Section
berechtigt, Untervollmachten zu erteilen. Diese        181 of the German Civil Code and may
Vollmacht ist jederzeit widerruflich. Sie              delegate this Power of Attorney. This

unterliegt deutschem Recht. Die deutsche          Power of Attorney can be
Fassung ist massgeblich.                          terminated at any time. It is
                                                  governed by German law. The
                                                  German version shall prevail.

                           Hamburg, 30. Oktober 2004

                            durch/by: Wolfram Birkel

                               /s/ Wolfram Birkel
                       ----------------------------------

                       ----------------------------------

                  -------------------------------------------

                          SALE AND PURCHASE AGREEMENT

                  -------------------------------------------




                                 regarding the
                              Sale and Purchase of


                       Shares in BERU Aktiengesellschaft


                  -------------------------------------------

               POWER OF ATTORNEY AND DELEGATED POWER OF ATTORNEY

                                    SELLER 6

                  -------------------------------------------

VOLLMACHT                                         POWER OF ATTORNEY
---------                                         -----------------
Ich,                                           I,

                                Christoph Birkel

                               geb. am 18.01.1972
                             Klosterfeldstrasse 14
                                21614 Buxtehude

bevollmachtige hiermit                            herewith authorize


                              Herrn Wolfram Birkel

                             Klosterfeldstrasse 14
                                21614 Buxtehude

fur mich alle Erklarungen abzugeben und alle       to represent me and to take any and all
Handlungen vorzunehmen, die nach                   action in my name and on my behalf in
Auffassung des Bevollmachtigten notwendig          all matters and affairs which in the
oder erforderlich sind zum Abschluss eines         judgment of the attorney-in-fact is
Kaufvertrages uber Aktien an der BERU              necessary or required in connection with
Aktiengesellschaft (HRB 5087 AG                    the transfer of shares in BERU
Ludwigsburg) mit der BorgWarner Germany            Aktiengesellschaft (HRB 5087 AG
GmbH oder einem mit ihr verbundenen                Ludwigsburg) to BorgWarner Germany
Unternehmen.                                       GmbH or any of its affiliates.

Der Bevollmachtigte ist von den                    The attorney-in-fact is released from the
Beschrankungen des Paragraph 181 BGB befreit       restrictions on self-dealing under Section
und berechtigt, Untervollmacht zu erteilen.        181 of the German Civil Code and may
Diese Vollmacht ist jederzeit widerruflich.        delegate this Power of Attorney. This
Sie unterliegt deutschem Recht. Die deutsche       Power of Attorney can be terminated at
Fassung ist massgeblich.                           any time. It is governed by German law.
                                                   The German version shall prevail.

                              Ort/Place: Buxtehude
                                         ----------
                            Datum/Date 24.10.2004
                                       ----------
                                   durch/by:


                              /s/ Christoph Birkel
                             ---------------------

                             ---------------------


            UNTERVOLLMACHT                                   DELEGATED POWER OF ATTORNEY

Ich,                                                 I,

                                              Wolfram Birkel
                                           Klosterfeldstrade 14
                                            D-21614 Buxtehude

bevollmachtige aufgrund der mir von Frau               herewith autorize on the basis of the
Elsa Birkel erteilten Generalvollmacht vom 13.         general power of attorney issued by Ms.
August 2001 (UR-Nr. 1503/2001 des Notars               Elsa Birkel dated 13 August 2001 (notarial
Dr. Klaus Nesemann, Hamburg) sowie der mir             deed no. 1503/2001 of the Hamburg
von Frau Annegret Birkel am 25. Oktober                notary Dr. Klaus Nesemann), as well as
2004 (UR-Nr. 1901/2004 des Notars Ulf                  the powers of attorney issued by Ms.
Nesemann, Hamburg), von Herrn Christoph                Annegret Birkel on 25 October 2004
Birkel am 24. Oktober 2004, von Frau                   (notarial deed no. 1901/2004 of the
Catharina Birkel am 22. Oktober 2004 sowie             Hamburg notary Dr. Ulf Nesemann), by
von der Meier-Birkel GmbH & Co. KG am 25.              Mr. Christoph Birkel on 24 October 2004,
Oktober 2004 erteilten Vollmachten (die                by Ms. Catharina Birkel on 22 October
vorstehend genannten Vollmachtgeber                    2004 and by Meier-Birkel GmbH & Co. KG
werden nachfolgend insgesamt                           on 25 October 2004 (the above mentioned
,,Vollmachtgeber'' genannt)                           principals will hereinafter be jointly referred
                                                       to as "Principals")

                                        Herrn Dr. Jorgen Tielmann
                                    geschaftsansassig in Hermannstr. 40,
                                            D-20095 Hamburg

fur die Vollmachtgeber in Untervollmacht alle          to represent the Principals on the basis of
Erklarungen abzugeben und alle Handlungen              this delegated power of attorney and to
verzunehmen, die nach Auffassung des                   take any and all action in their respective
Bevollmachtigten notwendig oder erforderlich           names and on my behalf in all matters
sind zum Abschluss eines Kaufvertrages uber            and affairs which in the judgment of the
Aktien an der BERU Aktiengesellschaft (HRB             attorney-in-fact is necessary or required in
5087 AG Ludwigsburg) mit der BorgWarner                connection with the execution of a sale
Germany GmbH oder einem mit ihr                        and purchase agreement regarding
verbundenen Unternehmen.                               shares in BERU Aktiengesellschaft (HRB
                                                       5087 AG Ludwigsburg) to BorgWarner
                                                       Germany GmbH or any of its affiliates.
Der Bevollmachtigte ist von den                        The attorney-in-fact is released from the
Beschrankungen des Paragraph 181 BGB befreit und       restrictions on self-dealing under Section
berechtigt, Untervollmachten zu erteilen. Diese        181 of the German Civil Code and may
Vollmacht ist jederzeit widerruflich. Sie              delegate this Power of Attorney. This

unterliegt deutschem Recht die deutsche      Power of Attorney can be terminated at
Fassung ist massgeblich.                     any time. It is governed by German law.
                                             The German version shall prevail.

                           Hamburg, 30. Oktober 2004

                            durch/by: Wolfram Birkel


                               /s/ Wolfram Birkel
                      -----------------------------------

                      -----------------------------------

                      -----------------------------------

                          SALE AND PURCHASE AGREEMENT

                      -----------------------------------


                                 regarding the
                              Sale and Purchase of





                       Shares in BERU Aktiengesellschaft


                      -----------------------------------


               POWER OF ATTORNEY AND DELEGATED POWER OF ATTORNEY

                                    SELLER 7

                     --------------------------------------

                                   VOLLMACHT

Ich, POWER OF ATTORNEY

I,

                                Catharina Birkel

                             geb. [ILLEGIBLE] 1974
                             Klosterfeldstrasse 14
                                21614 Buxtehude

                   bevollmachtige hiermit/herewith authorize

                              Herrn Wolfram Birkel

                             Klosterfeldstrasse 14
                                21614 Buxtehude


fur mich alle Erklarungen abzugeben und alle Handlungen vorzunehmen, die nach Auffassung des Bevollmachtigten notwendig oder erforderlich sind zum Abschluss eines Kaufvertrages uber Aktien an der BERU Aktiengesellschaft (HRB 5087 AG Ludwigsburg) mit der BorgWarner Germany GmbH oder einem mit ihr verbundenen Unternehmen to represent me and to take any and all action in my name and on my behalf in all matters and affairs which in the judgment of the attorney-in-fact is necessary or required in connection with the transfer of shares in BERU Aktiengesellschaft (HRB 5087 AG Ludwigsburg) to BorgWarner Germany GmbH or any of its affiliates. Der Bevollmachtigte ist von den Beschrankungen des Paragraph 181 BGB befreit und berechtigt, Untervollmacht zu erteilen. Diese Vollmacht ist jederzeit widerruflich. eSie unterliegt deutschem Recht. Die deutsche type]" Fassung ist massgeblich. The attorney-in-fact is released from the restrictions on self-dealing under Section 181 of the German Civil Code and may delegate this Power of Attorney. This Power of Attorney can be terminated at any time. It is governed by German law. The German version shall prevail.

                                Ort/Place: Rom
                              Datum/Date 22.10.04
                                   durch/by:
                              /s/ Catharina Birkel
                             ---------------------

                             ---------------------


            UNTERVOLLMACHT                                   DELEGATED POWER OF ATTORNEY

Ich,                                                 I,

                                          Wolfram Birkel
                                      Klosterfeldstrasse 14
                                        D-21614 Buxtehude

bevollmachtige aufgrund der mir von Frau               herewith authorize on the basis of the
Elsa Birkel erteilten Generalvollmacht vom 13.         general power of attorney issued by Ms.
August 2001 (UR-Nr. 1503/2001 des Notars               Elsa Birkel dated 13 August 2001 (notarial
Dr. Klaus Nesemann, Hamburg) sowie der mir             deed no. 1503/2001 of the Hamburg
von Frau Annegret Birkel am 25. Oktober                notary Dr. Klaus Nesemann), as well as
2004 (UR-Nr. 1901/2004 des Notars Ulf                  the powers of attorney issued by Ms.
Nesemann, Hamburg), von Herrn Christoph                Annegret Birkel on 25 October 2004
Birkel am 24. Oktober 2004, von Frau                   (notarial deed no. 1901/2004 of the
Catharina Birkel am 22. Oktober 2004 sowie             Hamburg notary Dr. Ulf Nesemann), by
von der Meier-Birkel GmbH & Co. KG am 25.              Mr. Christoph Birkel on 24 October 2004,
Oktober 2004 erteilten Vollmachten (die                by Ms. Catharina Birkel on 22 October
vorstehend genannten Vollmachtgeber                    2004 and by Meier-Birkel GmbH & Co. KG
werden nachfolgend insgesamt                           on 25 October 2004 (the above mentioned
,,Vollmachtgeber'' genannt)                            principals will hereinafter be jointly referred
                                                       to as "Principals")

                                      Herrn Dr. Jorgen Tielmann
                                 geschaftsansassig in Hermannstr. 40,
                                          D-20095 Hamburg

fur die Vollmachtgeber in Untervollmacht alle          to represent the Principals on the basis of
Erklarungen abzugeben und alle Handlungen              this delegated power of attorney and to
vorzunehmen, die nach Auffassung des                   take any and all action in their respective
Bevollmachtigten notwendig oder erforderlich           names and on my behalf in all matters
sind zum Abschluss eines Kaufvertrages uber           and affairs which in the judgment of the
Aktien an der BERU Aktiengesellschaft (HRB             attorney-in-fact is necessary or required in
5087 AG Ludwigsburg) mit der BorgWarner                connection with the execution of a sale
Germany GmbH oder einem mit ihr                        and purchase agreement regarding
verbundenen Unternehmen.                               shares in BERU Aktiengesellschaft (HRB 5087 AG
                                                       Ludwigsburg) to BorgWarner Germany GmbH or any
                                                       of its affiliates. The attorney-in-fact is
Der Bevollmachtigte ist von den                        released from the restrictions on self-dealing
Beschrankungen des Paragraphs 181 BGB befreit und      under Section 181 of the German Civil Code and may
berechtigt, Untervollmachten zu erteilen. Diese        delegate this Power of Attorney. This
Vollmacht ist jederzeit widerruflich. Sie


unterliegt deutschem Recht. Die deutsche     Power of Attorney can be terminated at
Fassung ist massgeblich.                     any time. It is governed by German law.
                                             The German version shall prevail.


                            Hamburg, 30. Oktober 2004


                            durch/by: Wolfram Birkel



                               /s/ Wolfram Birkel
                         ------------------------------

                         ------------------------------

                          ----------------------------

                          SALE AND PURCHASE AGREEMENT

                          ----------------------------


                                 regarding the
                              Sale and Purchase of


                       Shares in BERU Aktiengesellschaft


                          ----------------------------

                               POWER OF ATTORNEY

                                    SELLER 8

                          ----------------------------

                   VOLLMACHT                       POWER OF ATTORNEY

Ich,                                          I,


                                 Wolfram Birkel
                             Klosterfeldstrasse 14
                               D-21614 Buxtehude

bevollmachtige in eigenem Namen und      herewith authorize on my own behalf
als Geschaftsfuhrer der                  and in my capacity as a managing
Verwaltungsgesellschaft Klosterfeld      director of Verwaltungsgesellschaft
Beteiligungen mbH, die ihrerseits        Klosterfeld Beteiligungen mbH, which is
Komplementarin der Klosterfeld           the general partner of Klosterfeld
Beteiligungen GmbH & Co. KG ist,         Beteiligungen GmbH & Co. KG,
hiermit.

                            Herrn Dr. Jorgen Tielmann
             geschaftsansassig in Hermmannstr. 40, D-20095 Hamburg


fur mich selbst und fur die              to represent me and to take any and
Klosterfeld Beteiligungen GmbH & Co.     all action in my name and on my behalf
KG, Buxtehude, alle Erklarungen          of Klosterfeld Beteiligungen GmbH &
abzugeben und alle Handlungen            Co. KG, Buxtehude, in all matters and
vorzunehmen, die nach Auffassung des     affairs which in the judgment of the
Bevollmachtigten notwendig oder          attorney-in-fact is necessary or
erforderlich sind zum Abschluss eines    required in connection with the
Kaufvertrages ober Aktien an der BERU    execution of a sale and purchase
Aktiengesellschaft (HRB 5087 AG          agreement regarding shares in BERU
Ludwigsburg) mit der BorgWarner          Aktiengesellschaft (HRB 5087 AG
Germany GmbH oder einem mit ihr          Ludwigsburg) to BorgWarner Germany
verbundenen Unternehmen.                 GmbH or any of its affiliates.

Der Bevollmachtigte ist von den          The attorney-in-fact is released from
Baschrankungen des Paragraph 181 BGB     the restrictions on self-dealing under
befreit und berechtigt,                  Section 181 of the German Civil Code
Untervollmachten zu erteilen. Diese      and may delegate this Power of
Vollmacht ist jederzeit widerruflich.    Attorney. This Power of Attorney can
Sie unterliegt deutschem Recht. Die      be terminated at any time. It is
deutsche Fassung ist massgeblich.        governed by German law. The German
                                         version shall prevail.


                            Hamburg, 30. Oktober 2004

                            durch/by: Wolfram Birkel


                               /s/ Wolfram Birkel
                         -----------------------------

                         -----------------------------

                        --------------------------------

                          SALE AND PURCHASE AGREEMENT

                        --------------------------------


                                 regarding the
                              Sale and Purchase of




                       Shares in BERU Aktiengesellschaft



                        --------------------------------

               POWER OF ATTORNEY AND DELEGATED POWER OF ATTORNEY

                                    SELLER 9

                        --------------------------------

    VOLLMACHT                                  POWER OF ATTORNEY
    ---------                                  -----------------

Wir,                                      We,

                           Meier-Birkel GmbH & Co. KG

eine Gesellschaft nach                    a corporation organized under the
deutschem Recht mit Sitz in               laws of Germany having its registered
                                          offices in

                               Mittlerer Pfad 15
                                70499 Stuttgart

bevollmachtigen hiermit                   herewith authorize
vertreten durch die Komplimentar-         represented by its general partner
gesellschaft die Meier-Birkel             Meier-Birkel Verwaltungsgesellschaft
Verwaltungs-GmbH, diese wiederrum         mbH, a limited liability company,
vertreten durch ihren Geschaftsfuhrer     which itself is represented by its
Dr. Diether Laudan                        managing director Dr. Diether Laudan


                              Herrn Wolfram Birkel
                             Klosterfeldstrasse 14
                                21614 Buxtehude

fur uns alle Erkarungen abzugeben         to represent us and to take any and
und alle Handlungen vorzunehmen, die      all action in our name and on our
nach Auffassung des Bevollmachtigten      behalf in all matters and affairs
notwendig oder erforderlich sind zum      which in the judgment of the
Abschluss eines Kaufvertrages oder        attorney-in-fact, is necessary or
Aktien an der BERU Aktiengesellschaft     required in connection with the
(HRB 5087 AG Ludwigsburg) mit der         transfer of shares in BERU
BorgWarner Germany GmbH.                  Aktiengesellschaft (HRB 5087 AG
                                          Ludwigsburg) to BorgWarner Germany
                                          GmbH.

Der Bevollmachtigte ist von den           The attorney-in-fact is released from
Beschrankungen des Paragraphs 181 BGB     the restrictions on self-dealing
befreit und berechtigt, Untervollmacht    under Section 181 of the German Civil
zu erteilen. Diese Vollmacht ist          Code and may delegate the Power of
jederzeit widerruflich. Sie unterliegt    Attorney.  The Power of Attorney, can
deutschem Recht. Die deutsche Fassung     be terminated at any time.  It is
ist massgeblich.                          governed by German law.  The
                                          German version shall prevail.

                                        [ILLEGIBLE TYPE]

                                        Datum/Date 25. Oktober 2006

                                        durch/by

                                            /s/ Diether Laudan
                                         --------------------------------
                                         Dr. Diether Laudan

       UNTERVOLLMACHT                                Delegated Power of Attorney
       --------------                                ---------------------------
Ich,                                                 I,


                                   WOLFRAM BIRKEL
                                Klosterfeldstrasse 14
                                 D-21614 Buxtehude



bevollmachtige aufgrund der mir von Frau             herewith authorize on the basis of the
Elsa Birkel erstellten Generalvollmacht von          general power of attorney issued by Ms.
13. August 2001 (UR-Nr. 1503/2001 des Notars         Elsa Birkel dated 13 August 2001 (notarial
Dr. Klaus Nesemann, Hamburg) sowie der mir           deed no. 1503/2001 of the Hamburg
von Frau Annagret Birkel am 25. Oktober              notary Dr. Klaus Nesemann), as well as
2004 (UR-Nr, 1901/2004 des Notars Ulf                the powers of attorney issued by Ms.
Nasemann, Hamburg), von Herrn Christoph              Annagret Birkel on 25 October 2004
Birkel am 24. Oktober 2004, von Frau                 (notarial deed no. 1901/2004 of the
Catharina Birkel am 22. Oktober 2004 sowie           Hamburg notary Dr. Ulf Nesemann), by
von der Meier-Birkel GmbH & Co. KG am 25.            Mr. Christoph Birkel on 24 October 2004,
Oktober 2004 erteilten Vollmachten (des              by Ms. Catharina Birkel on 22 October
vorstehend genannten) Vollmachtgeber                 2004 and by Meier-Birkel GmbH & Co. KG
werden nachfolgend insgesamt                         on 25 October 2004 (the above mentioned
,,Vollmachtgeber" genannt)                           principals will hereinafter be jointly referred
                                                     to as .Principals")




                           HERRN DR. JORGEN TIELMANN
                      GESCHAFTSANSASSIG IN HERMANNSTR, 40,
                                D-20095 HAMBURG


fur die Vollmachtgeber in Untervollmacht alle        to represent the Principals on the basis of
Erklarungen abzugeben und alle Handlungen            this delegated power of attorney and to
vorzunehmen, die nach Auffassung des                 take any and all action in their respective
Bevollmachtigten notwendig oder erforderlich         names and on my behalf in all matters
sind zum Abschluss eines Kaufvertrages uber          and affairs which in the judgment of the
Aktien and der BERU Aktiangesellschaft, (HRB         attorney-in-fact is necessary or required in
5087 AG Ludwigsburg) mit der BorgWarner              connection with the execution of a sale
Germany GmbH oder einem mit ihr                      and purchase agreement regarding
verbundenen Untemehmen.                              shares in BERU Aktiengesellschaft (HRB
                                                     5087 AG Ludwigsburg) to BorgWarner
                                                     Germany GmbH or any of its affiliates.
Der Bevollmachtigte ist von den                      The attorney-in-fact is released from the
Beschrankungen des Paragraphs 181 BGB befreit        restrictions on self-dealing under Section
und berechtigt, Untervollmachten zu erteilen,        181 of the German Civil Code and may
Diese Vollmacht ist jederzeit widerruflich. Sie      delegate this Power of Attorney. This

unterliegt deutschem Recht. Die deutsche   Power of Attorney can be terminated

Fassung ist massgeblich.                   at any time.  It is governed by

                                           German law.  The German version

                                           shall prevail.

                           Hamburg, 30. Oktober 2004

                            durch/by:  Wolfram Birkel

                                 /s/   Wolfram Birkel
                                 --------------------

                    ---------------------------------------

                          SALE AND PURCHASE AGREEMENT

                    ---------------------------------------


                                 regarding the
                              Sale and Purchase of


                       Shares in BERU Aktiengesellschaft


                    ---------------------------------------

                               POWER OF ATTORNEY

                                     BUYER

                    ---------------------------------------

                               POWER OF ATTORNEY

We, the undersigned BorgWarner Germany GmbH, Heidelberg, registered with the commercial register of the local Heidelberg under HRB 5929, hereby authorize

     1.   Anthony D. Hensel,
     2.   Vincent M. Lichtenberger,

          each having his business address: 5435 Corporate Drive, Suite 150, Troy, Michigan 48098, USA;

     3.   Dr. Joachim Rosengarten,
     4.   Dr. Frank Burmeister,

          each having his business address at Bockenheimer Landstrasse 51, D-60325 Frankfurt/Main;

each acting alone, to represent us in connection with the signing, execution or closing of one or more agreements by which we acquire (or partly receive a call option for the purchase of) up to 65% of the shares in BERU Aktiengesellschaft, Ludwigsburg, Germany. Each of our proxies is authorized to sign all agreements or documents which he deems necessary or appropriate in connection with the transaction described above.

Each of our proxies is authorized to grant sub-power of attorney.

This power of attorney shall expire on April 30, 2005.

Heidelberg, October 21, 2004

Borg Warner Germany GmbH
by:

/s/ Christof Geiger
-------------------
Christof Geiger
Managing Director (Geschaftsfuhrer)
authorized to represent alone (alleinvertretungsberechtigt)